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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Soliciting Material Pursuant to §.240.14a-12
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials

Toys “R” Us, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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JOHN H. EYLER, JR.
CHIEF EXECUTIVE OFFICER

461 From Road
Paramus, New Jersey 07652

April 30, 2003

Dear Stockholder:

I am pleased to invite you to Toys “R” Us’ 2003 Annual Meeting of Stockholders on Wednesday, June 4, 2003, beginning at 9:00 a.m. The meeting will be held at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010.

The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, or use telephone or Internet voting prior to the meeting, to ensure that your shares will be represented.

If you plan to attend the Annual Meeting, please bring this letter and valid picture identification (such as a driver’s license or passport) with you to the meeting, as this letter and your picture identification will serve as your admittance pass to the meeting.

Sincerely,

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461 FROM ROAD
PARAMUS, NEW JERSEY 07652

NOTICE OF ANNUAL MEETING

DEAR TOYS “R” US STOCKHOLDER:

On Wednesday, June 4, 2003, Toys “R” Us, Inc. will hold its 2003 Annual Meeting of Stockholders at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010. The meeting will begin at 9:00 a.m.

Only stockholders who owned stock at the close of business on April 9, 2003 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

1.	The election of a Board of Directors;

2.	The re-approval of the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003; and

3.	Any other business properly presented at the meeting.

At the meeting we will also report on Toys “R” Us’ 2002 business results, plans for 2003 and other matters of interest to stockholders.

The Proxy Statement also contains our Amended and Restated Corporate Governance Guidelines and new or amended charters for each of the committees of our Board, as well as a copy of the management incentive compensation plan being considered at the meeting. In addition, the Proxy Statement discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2002 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

For further information about Toys “R” Us, please visit our web site at www.toysrusinc.com (the information on our website is not part of this Notice of Annual Meeting or the Proxy Statement).

CHRISTOPHER K. KAY
Executive Vice President – Operations and General Counsel; Corporate Secretary

April 30, 2003

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461 From Road
Paramus, New Jersey 07652

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2003

Our Board of Directors (the “Board”) is furnishing this proxy statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Stockholders of Toys “R” Us, Inc. (the “Company”), or at any adjournments or postponements thereof. The meeting will be held at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010, on June 4, 2003, at 9:00 a.m. The approximate date of mailing for this proxy statement and the accompanying proxy card, as well as a copy of the Company’s 2002 Annual Report, is April 30, 2003.

QUESTIONS AND ANSWERS

1.	Q: Who is entitled to vote?

A:	Stockholders of the Company as of the close of business on the record date of April 9, 2003 are entitled to vote at the Annual Meeting.

2.	Q: What are the Proposals scheduled to be voted upon at the Annual Meeting and what are the Board’s recommendations regarding those Proposals?

A:	There are two Proposals scheduled to be voted upon, and the Board recommends a vote for each of the Proposals:

(1)	a Proposal to elect the nominated slate of directors; and

(2)	a Proposal to re-approve the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003.

3.	Q: How do I cast my vote?

A:	There are four different ways you may cast your vote this year. You may vote by:

(1)
telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, that is if you hold your stock in your name) or vote instruction card (if your shares are held in “street name,” that is if your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes voting by telephone available);

(2)
the Internet, at the address provided on each proxy card (if you are a registered stockholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available);

(3)	marking, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided; or

(4)
attending the meeting and voting in person, if your shares are registered directly in your name on the Company’s books and not held through a broker, bank or other nominee, or, if your shares are held in “street name,” you have obtained a proxy from your bank, broker or nominee and you bring that proxy to the meeting.

If you are the registered stockholder, you can vote by telephone or electronically through the Internet by following the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership.

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If your shares are held in “street name,” you will receive instructions with your materials that you must follow in order to have your shares voted. Please check your proxy card or vote instruction card to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or electronically is 11:59 a.m. Eastern U.S. Time, June 3, 2003.

4.	Q: How do I revoke or change my vote?

A:	To revoke or change your vote:

(1)	notify the Company’s Corporate Secretary in writing at any time before the meeting;

(2)	submit a later dated proxy by mail, telephone or via the Internet within the required time; or

(3)
vote in person at the meeting, if your shares are registered directly in your name on the Company’s books and not held through a broker, bank or other nominee, or, if your shares are held in “street name,” you have obtained a proxy from your bank, broker or nominee and you bring that proxy to the meeting.

The latest dated, properly completed proxy that you submit whether by mail, telephone or the Internet will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand. Attendance at the meeting shall not have the effect of revoking a proxy unless you shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy.

5.	Q: Who will count the vote?

A:	Representatives of American Stock Transfer & Trust Company, our transfer agent, will count the vote and act as the inspector of election.

6.	Q: Is My Vote Confidential?

A:
Yes, your vote is confidential, and only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your vote, except (i) as necessary to determine compliance with law or assert or defend legal claims; (ii) as necessary to allow the inspector of election to certify the results of a vote; (iii) in the event that a stockholder expressly authorizes disclosure with respect to his or her vote; (iv) in certain circumstances in a contested proxy solicitation; or (v) in the event that a stockholder makes a written comment on a proxy card or an attachment to it.

7.	Q: What shares are included on the proxy or vote instruction card(s)?

A:
The shares on your proxy or vote instruction card(s) represent those shares registered directly in your name or those held in “street name” by your broker, bank or other nominee. If you do not cast your vote, your shares will not be voted. However, in accordance with the rules of the New York Stock Exchange, if you hold your shares in “street name,” your broker, bank or nominee may vote your shares for you at the broker’s, bank’s or nominee’s discretion on certain “routine” matters (within the meaning of the rules of the New York Stock Exchange) when they have not received instructions from beneficial owners.

8.	Q: What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or vote by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

9.	Q: How many shares can vote?

A:	As of the April 9, 2003 record date, 213,055,666 shares of the Company’s Common Stock were issued and outstanding. Every holder of the Company’s Common Stock is entitled to one vote for each share

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held as of the record date. In the election of directors, stockholders have cumulative voting rights, which means that each stockholder is entitled to one vote for each share held multiplied by the number of directors to be elected. Each stockholder may cast all those votes for a single director or may distribute them among all or some of the director nominees.

10.	Q: What is a “quorum” and what vote is required to approve a proposal?

A:
A “quorum” is a majority of the outstanding shares of stock entitled to vote at the meeting. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Directors are elected by a plurality of the votes cast in the election. For all other matters, a proposal must receive more than 50% of the shares voting to be adopted. If you submit a timely, properly executed proxy card or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

11.	Q: How are abstentions and broker non-votes counted?

A:
Abstentions: Abstentions are not counted in the tally of votes for or against a proposal. Abstentions are counted as shares present and entitled to be voted and accordingly have the effect of a negative vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. Abstentions and withheld votes are counted as present for purposes of determining the existence of a quorum.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted expressly, and they will not affect the outcome of any of the matters being voted upon at the meeting. In the event of a broker non-vote, the proxy will be counted as present for the purpose of determining the existence of a quorum.

12.	Q: Who can attend the Annual Meeting?

A:
All stockholders of the Company as of the close of business on the record date of April 9, 2003 may attend. Just check the box on your proxy card or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If you plan to attend the meeting, you will need to bring the letter from our Chief Executive Officer included as the cover page with this proxy statement and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the letter and your picture identification will serve as your admittance pass to the meeting.

13.	Q: What if a stockholder does not specify a choice for a matter when returning a proxy?

A:
Stockholders should specify their choice for each matter on the enclosed proxy card, and where a choice is specified as to a matter, the proxy will be voted in accordance with such specification. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes for the election of directors. If no specific instructions are given, proxies which are signed and returned will be voted FOR the proposal to re-approve the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003, and FOR the election of all Director nominees unless the persons named in the proxy elect to use their discretionary authority to accumulate votes for the election of directors in the manner described under “Nominees for the Board of Directors.”

14.	Q: How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the 2003 Annual Meeting other than described above, if any other business is presented at the Annual Meeting, your signed proxy card or vote instruction card or your authenticated Internet or telephone proxy gives authority to John H. Eyler,

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Jr., the Company’s Chairman, President and Chief Executive Officer, and Arthur B. Newman, one of the Company’s directors and Chairman of the Audit Committee, to vote on such matters at their discretion.

15.	Q: What is “householding?”

A:
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), only one copy of this proxy statement and the Company’s 2002 Annual Report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies or unless your bank, broker or other nominee does not make provision of one copy available. This practice, known as “householding,” reduces the volume of duplicate information you receive and reduces the Company’s printing and mailing costs. The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement and the Company’s 2002 Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed as described below.

Stockholders residing at the same address and currently receiving only one copy of this proxy statement may contact the persons described below to request multiple copies of the proxy statement and annual report in the future. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact the persons described below to request that only a single copy of the proxy statement and annual report be mailed in the future.

For any of the above requests:

(1)	If you are a registered stockholder: contact American Stock Transfer & Trust Company, our transfer agent, at (877) 777-0800; or

(2)	If you hold shares through a broker, bank or other nominee, contact your broker, bank or nominee.

16.	Q: Does any stockholder own 5% or more of the Company’s Common Stock?

A:
The information below is based on a review of all statements on Schedules 13D and 13G filed with the SEC, except as otherwise known by the Company. As of April 9, 2003, these stockholders have reported the following ownership of shares of the Company’s Common Stock, which represents the following percent of outstanding shares of the Company’s Common Stock as of April 9, 2003:

Stockholder Name and Address	Shares	Percent of Outstanding Shares as of April 9, 2003

Brandes Investment Partners, LLC (1) 11988 El Camino Real Suite 500
San Diego, CA 92130	25,642,447	12.04
Harris Associates, L.P. (2) Two North LaSalle St. Suite 500 Chicago, IL 60602	21,567,595	10.12
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403	14,290,485	6.71
Ariel Capital Management, Inc. (4) 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	11,716,347	5.50

(1)	According to the Amendment No. 3 to Schedule 13G, dated February 14, 2003, filed with the SEC by Brandes Investment Partners, LLC, an Investment Adviser and Delaware limited liability company, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby (collectively, “Brandes”), at December 31, 2002, Brandes Investment Partners, LLC was the beneficial owner of, and Brandes was deemed the beneficial owner of, 25,642,447 shares of Common Stock with shared voting power over 19,609,431 shares, sole voting

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power over none of the shares and shared dispositive power over all 25,642,447 shares. Under that filing, each of Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby disclaimed beneficial interest as to those shares, except for an amount equal to substantially less than 1% of those shares.
(2)
According to the Amendment No. 3 to Schedule 13G, dated February 6, 2003, filed with the SEC by Harris Associates L.P., an Investment Adviser and Delaware limited partnership, and Harris Associates Inc., a Delaware corporation and the general partner of Harris Associates L.P. (collectively, “Harris”), and to the Amendment No. 1 to Schedule 13G, dated February 6, 2003, filed with the SEC by Harris Associates Investment Trust, series designated The Oakmark Select Fund, a Massachusetts business trust, at December 31, 2002, Harris was the beneficial owner of 21,567,595 shares of Common Stock with shared voting power over all 21,567,595 shares, sole dispositive power over 5,744,095 shares and shared dispositive power over 15,823,500 shares. According to those filings, 15,823,500 shares for which Harris has shared voting and dispositive power are held by the Harris Associates Investment Trust (the “Trust”), and 12,698,500 of those shares are owned by The Oakmark Select Fund, a series of the Trust.

(3)
According to the Schedule 13G, dated February 12, 2003, filed with the SEC by Franklin Resources, Inc., a parent holding company and Delaware corporation, Charles B. Johnson and Rupert H. Johnson, Jr. (collectively, “Franklin”), at December 31, 2002, Franklin was deemed the beneficial owner of 14,290,485 shares of Common Stock, including 1,555,517 shares of Common Stock underlying certain equity security units of the Company, without any voting or dispositive power over those shares. According to that filing, those shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which were advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of Franklin Resources, Inc., and the Adviser Subsidiaries, respectively, had sole voting and dispositive power over, and may also have been deemed the beneficial owners of, those shares. Under that filing, each of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson and the Adviser Subsidiaries disclaimed any economic interest or beneficial ownership as to those shares.

(4)
According to the Schedule 13G filed with the SEC on February 10, 2003 by Ariel Capital Management, Inc., an Investment Adviser and Chicago corporation (“Ariel”), and John W. Rogers, Jr., at December 31, 2002, Ariel was the beneficial owner, and John W. Rogers, Jr. may have been deemed the beneficial owner, of 11,716,347 shares of Common Stock, with sole voting power over 8,362,400 of the shares, sole dispositive power over 11,564,447 of the shares and shared voting and dispositive power over none of the shares. Under that filing, John W. Rogers, Jr. disclaimed beneficial ownership of shares held by Ariel.

17.	Q: When are the stockholder proposals for the 2004 Annual Meeting due?

A:
All stockholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Christopher K. Kay, Executive Vice President—Operations and General Counsel, and Corporate Secretary, Toys “R” Us, Inc., 461 From Road, Paramus, New Jersey 07652 by January 1, 2004.

Additionally, any stockholder proposal to be presented from the floor of the 2004 Annual Meeting must be submitted in writing to Christopher K. Kay at the above address, by March 16, 2004 to be considered timely, and must be accompanied by:

•	the name, residence and business address of the proposing stockholder;

•	a representation that the stockholder is a record holder of the Company’s stock or holds the Company’s stock through a broker, bank or other nominee and the number of shares held; and

•	a representation that the stockholder intends to appear in person or by proxy at the 2004 Annual Meeting to present the proposal.

A proposal may be presented from the floor only after the Board has determined that it is a proper matter for consideration under our By-Laws.

The persons designated as proxies by the Company in connection with the 2004 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

For information on how to nominate directors and when nominations must be submitted, see “Board Committee Membership Roster—Corporate Governance and Nominating Committee.”

18.	Q: Who pays the cost of soliciting proxies?

A:
The Board is soliciting this proxy and the Company will bear the cost of soliciting proxies pursuant to this proxy statement. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSALS ON WHICH YOU MAY VOTE

1.	ELECTION OF DIRECTORS

There are 9 nominees for election this year. Detailed information on each nominee is provided on pages 7 to 8. All directors are elected annually, and serve a one-year term until the next Annual Meeting and until the election and qualification of their successors. If any director is unwilling or unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate.

Your Board unanimously recommends a vote FOR each of these directors.

2.	RE-APPROVAL OF THE AMENDED AND RESTATED TOYS “R” US, INC. MANAGEMENT INCENTIVE COMPENSATION PLAN, EFFECTIVE AS OF FEBRUARY 2, 2003

Detailed information on the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003, is provided on pages 31 to 34.

Your Board unanimously recommends a vote FOR re-approval of the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan.

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NOMINEES FOR THE BOARD OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), the Board has proposed for election at the Annual Meeting of Stockholders the 9 individuals listed below to serve (subject to the Company’s By-Laws) as directors of the Company until the next annual meeting and until the election and qualification of their successors. All of the nominees are current directors of the Company and were elected by the stockholders at the annual meeting held in 2002, except for Cinda A. Hallman who was elected on April 21, 2003. If any person nominated should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

In electing directors, holders of Common Stock have cumulative voting rights; that is, each holder of record of Common Stock is entitled to as many votes as the number of shares they owned of record multiplied by the number of directors to be elected, and may cast all of those votes for a single director or may distribute them among all or some of the directors to be voted for, as the stockholder sees fit. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

Certain information for each nominee for director is set forth below:

Nominees for the Board of Directors

Name	Age	Principal Occupation and Business Experience During Past 5 Years and Other Directorships

RoAnn Costin	50 years	Director of the Company since June 1996; President of Reservoir Capital Management, Inc., an investment advisory firm, since prior to 1998.

John H. Eyler, Jr.	55 years	President, Chief Executive Officer and director of the Company since January 2000; Chairman of the Board of the Company since June 6, 2001; Chairman and Chief Executive Officer of FAO Schwarz since prior to 1998 to January 16, 2000.

Roger N. Farah	50 years	Director of the Company since September 2001; President and Chief Operating Officer of Polo Ralph Lauren Corporation and a member of Polo Ralph Lauren Corporation’s board of directors since April 2000; from 1994 until joining Polo Ralph Lauren Corporation, Mr. Farah was Chairman of the Board and Chief Executive Officer of Venator Group, Inc.

Peter A. Georgescu	64 years	Director of the Company since September 2001; Chairman Emeritus of Young & Rubicam Inc. since January 2000; Chairman and Chief Executive Officer of Young & Rubicam Inc. from 1994 until January 2000; director of EMI Group plc, Levi Strauss & Co., and International Flavors & Fragrances Inc.

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Name	Age	Principal Occupation and Business Experience During Past 5 Years and Other Directorships

Cinda A. Hallman	59 years	Director of the Company since April 2003; President and Chief Executive Officer of Spherion Corporation since April 2001 and director of Spherion Corporation since February 1995; Senior Vice President of E.I. DuPont de Nemours & Co. (“DuPont”) from March 1998 to April 2001; Global Vice President Integrated Processes and Systems of DuPont from prior to 1998 to March 1998; director of Bowater Incorporated.

Calvin Hill	56 years	Director of the Company since 1997; Independent Consultant since prior to 1998; director of the Rand Corporation Drug Policy Research Center, the NCAA Foundation, the Duke University Divinity School and The Special Olympics.

Nancy Karch	55 years	Director of the Company since 2000; Member of McKinsey Advisory Council; director (Senior Partner) of McKinsey & Company from 1988 to 2000; director of Liz Claiborne, Inc., The Gillette Company, The Corporate Executive Board Company and the Westchester Land Trust.

Norman S. Matthews	70 years	Director of the Company since 1995; Independent retail consultant since prior to 1998; President of Federated Department Stores, Inc. from 1987 to 1988 and Vice Chairman of the Board of Federated Department Stores, Inc. from 1983 to 1988; director of Eye Care Centers of America, Inc., Finlay Enterprises, Inc., Galyan’s Trading Company, Inc., Henry Schein, Inc., The Progressive Corporation, and Sunoco, Inc.

Arthur B. Newman	59 years	Director of the Company since 1997; Senior Managing Director of The Blackstone Group L.P., a private investment firm, since prior to 1998.

On April 24, 1998, RoAnn Costin and Reservoir Capital Management, Inc. (“Reservoir”), an investment advisor as to which Ms. Costin is the sole officer, director and stockholder, without admitting or denying the findings contained therein (other than as to jurisdiction) consented to the issuance of an order by the SEC in which the SEC (i) made findings that Reservoir and Ms. Costin had violated portions of Sections 206, 204 and 207 of the Investment Advisers Act of 1940 (the “Advisers Act”) and certain rules promulgated thereunder and (ii) ordered respondents to cease and desist from committing or causing violation of certain provisions of the Advisers Act and the rules promulgated thereunder; censured respondents and ordered payment of a civil money penalty; and ordered Reservoir to comply with specified undertakings. The SEC’s order does not impact Ms. Costin’s ability to serve as a director of the Company.

After many years of valued leadership and service, Charles Lazarus and Michael Goldstein will not be standing for re-election to the Board. Accordingly, the Company will have a nine-member Board following the Annual Meeting.

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AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (the “Board”), attached to this proxy statement as Exhibit A, the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the accounting and financial reporting processes of the Company, the audits and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance, independence and compensation, and the performance of the Company’s internal audit function. During fiscal year 2002, the Committee met ten times.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence. The Committee did not identify any factors that would indicate such an impairment. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the Company’s internal audits.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 1, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 1, 2003, for filing with the Securities and Exchange Commission. The Committee and the Board also approved the reappointment of Ernst & Young LLP as independent auditors of the Company.

Arthur B. Newman, Chair RoAnn Costin Peter A. Georgescu Nancy Karch

Members of the Audit Committee of the Board of Directors

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APPOINTMENT OF AUDITORS

The Audit Committee and the Board have appointed Ernst & Young LLP as the Company’s independent auditors to conduct the audit of the Company’s financial statements for the fiscal year ending January 31, 2004. Ernst & Young LLP also served as the Company’s independent auditors for the previous fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Audit Fees

The aggregate fees billed by Ernst & Young LLP and the member firms of Ernst & Young, and their respective affiliates (collectively, “Ernst & Young”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended February 1, 2003 and February 2, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered during those fiscal years on behalf of the Company were as follows:

	Fiscal 2002	Fiscal 2001

Audit Fees	$1,844,000	$1,441,000
Audit-Related Fees (a)	$58,000	$405,000
Tax Fees (b)	$1,121,000	$945,000
All Other Fees (c)	—	$95,000

The Audit Committee’s charter and the Company’s standard approval policies and procedures for engaging external auditors require that the engagement of Ernst & Young to render audit services, as well as audit-related and tax services and any other permissible non-audit services, be subject to the approval and review of the Audit Committee.

(a)
For 2002, includes fees for landlord audits and legal entity audits and for consultation on accounting matters. For 2001, includes fees for consultations on accounting matters and for review of internal control framework for point-of-sale system.

(b)	For 2002 and 2001, includes fees for assistance with preparation of tax returns, assistance with tax audits and the rendering of tax advice.
(c)	Includes fees for real estate advisory services.

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BOARD COMMITTEE MEMBERSHIP ROSTER1

Name	Audit[2]		Corporate Governance (predecessor committee to the Corporate Governance and Nominating Committee)		Corporate Governance and Nominating		Executive		Nominating (predecessor committee to the Corporate Governance and Nominating Committee)		Compensation and Organizational Development

RoAnn Costin	X

John H. Eyler, Jr.							X	[3]

Roger N. Farah			X	[3]	X	[3]	X

Peter A. Georgescu	X		X		X

Michael Goldstein[4]							X		X	[3]

Cinda A. Hallman

Calvin Hill									X		X

Nancy Karch	X		X		X				X

Charles Lazarus[4]

Norman S. Matthews			X		X		X				X	[3]

Arthur B. Newman	X	[3]					X				X

Number of Meetings in Fiscal Year 2002	10		3		1		5		3		12

1
Information presented as of February 1, 2003, except for information relating to the predecessor Corporate Governance Committee and the predecessor Nominating Committee which is presented as of November 20, 2002, the day immediately prior to their being combined into a new Corporate Governance and Nominating Committee.

2	All members of the Audit Committee are “independent” as defined in the current listing standards of the New York Stock Exchange.
3	Committee Chairperson.
4	Director who will not be standing for re-election.

There is no family relationship among any of the directors or executive officers of the Company.

The Board held 11 meetings, and Board Committees held an additional 34 meetings during fiscal year 2002. The Board has an Audit Committee, a Corporate Governance and Nominating Committee, an Executive Committee and a Compensation and Organizational Development Committee (the “Compensation Committee”). The Board had a separate Corporate Governance Committee and a separate Nominating Committee until November 21, 2002, at which time both of those committees were combined to form a new Corporate Governance and Nominating Committee comprised solely of independent directors. Each current director attended 75% or more of the aggregate number of meetings of the Board and Board Committees on which he or she served that were held during the period served in fiscal year 2002.

Audit Committee. The Audit Committee is comprised solely of Board members who qualify as independent directors under the Company’s Corporate Governance Guidelines, as described under “Corporate Governance — Corporate Governance Guidelines,” and satisfy applicable law, the rules of the SEC and the listing requirements of any exchange on which the Common Stock or any other equity securities of the Company are listed with respect to membership on the Committee. Members of our Audit Committee are also required to be financially literate or to become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Committee is required to be an “audit committee financial expert” as defined by the SEC’s rules. The Board has determined that all of our current Audit Committee members are financially literate, and that three of our current Audit Committee members, Ms. Costin and Messrs. Georgescu and Newman, are audit committee financial experts for purposes of the SEC’s rules.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities of (a) the accounting and financial reporting processes of the Company, (b) the audits and integrity of the Company’s financial statements, (c) the Company’s compliance with legal and regulatory requirements, (d) the qualifications, performance, independence and compensation of the outside auditors and (e) the performance of

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the Company’s internal audit function. The Committee accomplishes these oversight responsibilities, in part, (i) through its reviews of (A) financial reports and other financial information, a portion of which is provided by the Company to regulatory bodies, the public and other users thereof, (B) the Company’s systems of internal accounting and financial controls and (C) the annual independent audit of the Company’s financial statements, and (ii) by inquiring of management from time to time as to the Company’s legal compliance and ethics programs and the Company’s compliance with legal and regulatory requirements. In the past year, the Board has approved an amended charter for the Audit Committee. The Audit Committee’s purposes and responsibilities are set forth in this amended Toys “R” Us, Inc. Audit Committee Charter, which is attached to this proxy statement as Exhibit A. The Audit Committee held 10 meetings during fiscal year 2002.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised solely of Board members who qualify as independent directors under the Company’s Corporate Governance Guidelines and who also satisfy the listing standards of any exchange on which the shares of the Company are listed with respect to membership on that Committee. The Corporate Governance and Nominating Committee recommends to the Board the individuals to be nominated for election as directors at the annual meeting of stockholders and has the authority to recommend to the Board the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board.

The Company’s By-Laws provide that nominations for the election of directors may also be made by any stockholder of at least $1,000 in current value of shares of the Company entitled to vote for the election of directors in writing, delivered to or mailed and received at the principal executive offices of the Company (although the address of the Company’s principal executive offices is expected to change later this year, all such nominations should be sent to the Company’s current address of Toys “R” Us, Inc., 461 From Road, Paramus, New Jersey 07652 unless and until the Company provides its stockholders written notice or publicly discloses that the nominations should be sent to its new address) not less than 90 days nor more than 120 days prior to the meeting, except that if less than 100 days notice or prior public disclosure of the meeting is given or made, such written notice must be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. Each notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company that are beneficially owned by such person; and (iv) any other information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company that are beneficially owned by such stockholder as of the record date; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination will be disregarded.

The Corporate Governance and Nominating Committee also reviews as appropriate the corporate governance practices and related governance structures of the Company, including the annual or periodic review of the Company’s Corporate Governance Guidelines, the charters of each Board Committee and the Company’s Code of Ethical Standards and Business Practices and Conduct. In addition, this Committee is responsible for conducting a performance evaluation of each Board member, conducting an evaluation of the committees of the Board, recommending to the Board (after consultation with the Chair of the Board) the assignments of directors to its committees and establishing the criteria and implementing the process by which the Board conducts its annual self-evaluation. In the past year, the Board has approved a new charter for the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s purposes and responsibilities are set forth in this new Toys “R” Us, Inc. Corporate Governance and Nominating Committee Charter, which is attached to this proxy statement as Exhibit B.

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Prior to being combined into the new Corporate Governance and Nominating Committee, the former Corporate Governance Committee and the former Nominating Committee each held 3 meetings during fiscal year 2002. The new Corporate Governance and Nominating Committee held 1 meeting during fiscal year 2002.

Executive Committee. The Executive Committee of the Board has and may exercise all the powers and authority of the full Board, subject to certain exceptions. In the past year, the Board has approved a new charter for the Executive Committee. The Executive Committee’s purposes and responsibilities are set forth in this new Toys “R” Us, Inc. Executive Committee Charter, which is attached to this proxy statement as Exhibit C. The Executive Committee held 5 meetings during fiscal year 2002.

Compensation Committee. The Compensation Committee is comprised solely of Board members who qualify as independent directors under the Company’s Corporate Governance Guidelines, satisfy the listing standards of any exchange on which the shares of the Company are listed with respect to membership on the Committee and qualify as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The primary purpose of the Compensation Committee is (a) to oversee and review the overall compensation and benefits policies of the Company for, and to set compensation levels for, executive officers of the Company, other specified key employees of the Company and its subsidiaries as determined by the Committee after consultation with the Chief Executive Officer (“Key Employees”) and members of the Board, (b) to work with the Chief Executive Officer as he or she establishes and maintains the most efficient and desirable organizational structure for the Company and (c) to assist the Chief Executive Officer in connection with organizational development and management succession planning. The Compensation Committee has policy responsibility for (a) establishing, and reviewing the interpretation, implementation and administration of (i) all aspects of remuneration, including compensation and benefits, of all executive officers of the Company, including that of the Chief Executive Officer, any other Key Employees and all Board members and (ii) all other compensation and benefit policies, plans (and related trusts) and practices of the Company that relate to the issuance of equity securities of the Company to executive officers, Key Employees, other employees of the Company or any of its subsidiaries, or Board members, (b) working with the Chief Executive Officer as he or she establishes and maintains the most efficient and desirable organizational structure for the Company as described above, and (c) assisting the Chief Executive Officer in connection with organizational development and management succession planning as described above. The Committee is also responsible for making recommendations to the Board from time to time with respect to any incentive- compensation plans of the Company or any of its subsidiaries to the extent required by applicable law or regulation or by the terms of such plans. The Compensation Committee also functions as the independent committee under certain of the Company’s compensation plans. In the past year, the Board has approved an amended charter for the Compensation Committee. The Compensation Committee’s purposes and responsibilities are set forth in this amended Toys “R” Us, Inc. Compensation and Organizational Development Committee Charter, which is attached to this proxy statement as Exhibit D, and in “Executive Compensation: Report of the Compensation and Organizational Development Committee.” The Compensation Committee held 12 meetings during fiscal year 2002.

Each of the four current Board Committees is authorized to retain and consult with outside advisors and legal counsel.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, there were no “compensation committee interlocks” (as that term is used in SEC rules). The current members of the Company’s Compensation Committee are Messrs. Hill, Matthews and Newman, none of whom is a current or former officer or employee of the Company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board is responsible for the control and direction of the Company. The Board represents and is accountable to the Company’s stockholders. The Board’s primary purpose is to build long-term stockholder wealth. The Board delegates the conduct of business to the Company’s senior management team. The Board

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believes it is in the best interest of the stockholders to ensure that the Company follows superior corporate governance practices. To this end, the Board adopted Corporate Governance Guidelines of the Company in March 2002 to reflect the Board’s commitment to monitor the effectiveness of policy and decision-making, both at the Board and management level, and to enhance stockholder value over the long term. Those Guidelines covered such issues as conflicts of interest, the compensation of the Company’s Chief Executive Officer and other Board members, the process and criteria for selecting Board members and the requirements that the Audit, Compensation and former Corporate Governance Committees be comprised solely of independent Board members and that independent Board members constitute a substantial majority of the Board. In the past year, the Board has adopted Amended and Restated Corporate Governance Guidelines of the Company that further address those issues and cover such issues as director orientation and continuing education and the Board’s retention of independent advisors, as well as the requirement that the new Corporate Governance and Nominating Committee be comprised solely of independent Board members. The Amended and Restated Corporate Governance Guidelines of Toys “R” Us, Inc. (the “Company’s Corporate Governance Guidelines”) are attached to this proxy statement as Exhibit E.

The Board has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. The role that the Board plays is linked to the development and review of the Company’s strategic plan. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four committees, the Board is fully involved in the Company’s strategic planning process. Each year, the Board devotes one meeting to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Following the Board’s annual strategic planning meeting, the Board reviews the progress of one or more strategic initiatives at each scheduled meeting. In addition, throughout the entire year directors may add strategic planning items to the agenda of any Board meeting.

Specific operating priorities are developed to effectuate the Company’s long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the conclusions reached by the Board and is charged with implementing those conclusions. At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance. For example, the Board annually reviews the Company’s overall annual performance and considers the following year’s operating budget and capital expenditures plan. The Board establishes specific criteria against which the Company’s performance will be evaluated for that year. Through the established procedures, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Executive Sessions of the Board

At several Board meetings, the Board also meets in executive session, outside the presence of senior management, to further discuss and examine issues of importance to the Company.

Director Independence

The Company’s Corporate Governance Guidelines contain a set of standards with respect to the determination of director independence. After reviewing those standards and any relationships or transactions that might affect a determination of independence under those standards, the Board has affirmatively determined that each current director is independent under those standards and does not have material relationships that would affect their independence under those standards, except for Mr. Eyler and Messrs. Goldstein and Lazarus, who are the current Chief Executive Officer and former Chief Executive Officers of the Company, respectively. As discussed in “Nominees for the Board of Directors,” Messrs. Goldstein and Lazarus will not be standing for re-election to the Board.

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Audit Committee Financial Experts

The Board has determined that three of the current Audit Committee members, Ms. Costin and Messrs. Georgescu and Newman, are audit committee financial experts for purposes of the SEC’s rules.

New and Amended Board Committee Charters

In the past year, the Board has combined its former Corporate Governance and Nominating Committees into one committee comprised solely of independent directors and adopted new or amended charters for each of its standing committees, copies of which are attached to this proxy statement as Exhibits A-D as described under “Board Committee Membership Roster.”

DIRECTORS’ COMPENSATION

Directors who are not officers or employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are compensated pursuant to: (i) the Toys “R” Us, Inc. Non-Employee Directors’ Stock Option Plan (the “Directors’ Option Plan”); (ii) the Toys “R” Us, Inc. Non-Employee Directors’ Stock Unit Plan (the “Directors’ Unit Plan”); and (iii) the Toys “R” Us, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Directors’ Deferred Plan”). Each of the Directors’ Option Plan, Directors’ Unit Plan and Directors’ Deferred Plan was approved by stockholders and became effective on June 10, 1999. Directors who are also officers or employees of the Company receive no additional compensation for services as a Director, Committee participation or special assignments.

Non-Employee Directors are entitled to receive an annual retainer fee of $30,000 in cash or stock units for service on the Board and are entitled to receive meeting fees in the form of stock units valued at $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended. Each Non-Employee Director who serves as a Chairperson of a Committee is entitled to receive additional stock units valued at $10,000 per annum. Each Non-Employee Director who serves on the Executive Committee is entitled to receive additional stock units valued at $35,000 per annum. New Non-Employee Directors receive stock units valued at $50,000 after six months of service. Stock units generally vest one year from the initial award date and are awarded and valued, pending vesting, during the first week of each fiscal quarter. Unless a deferral election is made, stock units will generally be settled: (i) by delivery of Common Stock upon vesting; or (ii) upon termination due to a Non-Employee Director’s earlier (a) death; (b) retirement after age 60 at least six months after the date of the award; (c) resignation to enter public service; or (d) disability.

Non-Employee Directors are granted stock options pursuant to the Directors’ Option Plan. On each of June 10, 1999 and June 10, 2002, the Company’s then serving Non-Employee Directors were granted options to purchase 30,000 shares of stock. Non-Employee Directors will receive a further grant of an option to purchase 30,000 shares on each three-year anniversary of such original option grant date. In addition, after one year of service, new Non-Employee Directors who have not been granted the triennial option grant are entitled to receive a stock option grant to purchase a pro-rated number of shares of Common Stock based on the number of months remaining in any respective three-year cycle of options granted to existing Non-Employee Directors. Subject to certain exceptions, one-third of such options become exercisable on a cumulative basis on each of the third, fourth, and fifth anniversaries of the date of the grant.

Non-Employee Directors may elect to receive the grant of an option in lieu of the payment of all or any portion of the cash retainer fee or stock unit awards described above (other than the award to new Non-Employee Directors of stock units valued at $50,000 described above) at the exchange ratio specified by the Directors’ Option Plan and in accordance with the terms and conditions of the Plan. Subject to certain exceptions, such options become exercisable on the first anniversary of the date of the grant.

Pursuant to the Directors’ Deferred Plan, Non-Employee Directors can elect to defer compensation, which may be in the form of cash, shares of stock, stock units, and shares of Common Stock receivable upon the exercise of a stock option. Any such election is generally irrevocable. Payment in settlement of any amounts of cash, Common Stock, or other property deposited in the deferral accounts established for Non-Employee

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Directors will generally be made as soon as practicable after the expiration of the deferral period, and in such number of installments as elected by a Non-Employee Director.

Effective January 31, 1994, Charles Lazarus terminated his employment as Chief Executive Officer of the Company and, pursuant to his employment agreement, exercised his right to become a consultant to the Company for a five-year period. Under the terms of his agreement, Mr. Lazarus is entitled to receive a retirement benefit payment of $200,000 each year for five years commencing January 31, 1999, the date of termination of his consulting period. Mr. Lazarus is also entitled to receive a car and driver and certain other benefits as described in the most recent amendment to his agreement, a copy of which has been publicly filed as Exhibit 10B to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

Effective June 6, 2001, Michael Goldstein terminated his employment as Chairman of the Board of the Company and entered into a consulting agreement with the Company, pursuant to which he became a consultant to the Company for an initial three-year period. Under the terms of that agreement, Mr. Goldstein is currently entitled to receive an annual consulting fee of $200,000 for consulting services provided to the Company as may be requested from time to time by the Company. In addition, during fiscal year 2002, Mr. Goldstein received a one-time lump sum payment of certain bonuses payable under his agreement, in the amount of $287,798. Mr. Goldstein is also entitled to receive certain other benefits as described in his consulting agreement, a copy of which has been publicly filed as Exhibit 10EE to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002. The Company is in the process of finalizing an amendment to Mr. Goldstein’s agreement. Under the amendment, effective June 1, 2003 and in consideration of Mr. Goldstein’s anticipated increased responsibilities, Mr. Goldstein’s consulting period will be extended for an additional two years and his annual consulting fee will be increased to $300,000. Mr. Goldstein is subject to certain non-solicitation and non-competition obligations during the term of his agreement.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Directors’ and Executive Officers’ Ownership of the Company

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of April 9, 2003, by the Company’s Chief Executive Officer and the four other mostly highly compensated executive officers of the Company as of the end of fiscal year 2002 (the “Named Executive Officers”), each director and nominee for director, and all directors, nominees for director and executive officers as a group. No individual director, nominee for director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of April 9, 2003. The group consisting of all directors, nominees for director, Named Executive Officers and other executive officers beneficially owned approximately 1.6% of the outstanding shares of Common Stock as of April 9, 2003.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership**

John Barbour	100,000	(1)(2)
RoAnn Costin*	45,023	(3)(4)
Michael D’Ambrose	52,500	(1)(2)
John H. Eyler, Jr.*	1,174,999	(1)(2)(5)
Roger N. Farah*	5,855	(3)(4)
Peter A. Georgescu*	10,652	(3)(4)
Michael Goldstein	516,323	(3)(4)
Cinda A. Hallman*	—
Calvin Hill*	44,073	(3)(4)(6)
Nancy Karch*	6,973	(3)(4)
Christopher K. Kay	156,000	(1)(2)
Charles Lazarus	84,316	(3)(4)
Richard L. Markee	291,683	(1)(2)(5)
Norman S. Matthews*	67,818	(3)(4)
Arthur B. Newman*	67,028	(3)(4)
All directors, nominees and executive officers as a group (24 persons)	3,465,697	(1)(2)(5)

*	Nominee for Director
**
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days (which in the case of this table is June 8, 2003).

(1)
Includes the following number of shares of Common Stock which the following Named Executive Officers have the right to acquire through the exercise of options by June 8, 2003: Mr. Barbour, 100,000 shares; Mr. D’Ambrose, 40,000 shares; Mr. Eyler, 1,016,666 shares; Mr. Kay, 130,000 shares; and Mr. Markee, 205,000 shares; and for the other executive officers, 478,604 shares. These options have exercise prices ranging from $11.68 to $25.58. Excludes the following number of shares of Common Stock that may be acquired upon exercise of options that are not exercisable currently or within 60 days or that have not yet vested or will not vest within 60 days for the Named Executive Officers, as follows: Mr. Barbour, 108,000 shares; Mr. D’Ambrose, 132,000 shares; Mr. Eyler, 1,743,334 shares; Mr. Kay, 337,000 shares; and Mr. Markee, 670,000 shares; and for the other executive officers, 2,107,021 shares.

(2)
Includes the following number of shares of restricted stock for the following Named Executive Officers that have vested or will vest within 60 days: Mr. D’Ambrose, 12,500 shares; Mr. Kay, 25,000 shares; and Mr. Markee, 8,101 shares; and for the other executive officers, 52,856 shares. Receipt by each of Mr. Kay, Mr. Markee and each of the other executive officers of all of such restricted stock has been deferred pursuant to the Toys “R” Us, Inc. Partnership Group Deferred Compensation Plan (the “Partnership Group Deferred Compensation Plan”). Excludes the following number of shares of restricted stock for the following Named Executive Officers that have not yet vested and will not vest within 60 days: Mr. Barbour, 25,000 shares; Mr. D’Ambrose, 12,500 shares; Mr. Eyler, 270,000 shares; and Mr. Kay, 75,000 shares; and for the other executive officers, 158,381 shares. Deferred restricted stock generally is deliverable at the end of the deferral period or upon termination of employment, and may be paid in either a lump sum or in installments depending on each officer’s deferral election and certain other circumstances.

(3)
Includes the following number of shares of Common Stock which the following non-employee directors have the right to acquire through the exercise of options by June 8, 2003: Ms. Costin, 31,500 shares; Mr. Georgescu, 2,383 shares; Mr. Goldstein, 460,420 shares; Mr. Hill, 29,800 shares; Mr. Lazarus, 10,000 shares; Mr. Matthews, 42,300 shares; and Mr. Newman, 39,800 shares. These options have exercise prices ranging from $16.98 to $34.72. Excludes the following number of shares of Common Stock that may be acquired upon exercise of options that are not exercisable currently or within 60 days for the following non-employee directors: Ms. Costin, 51,000 shares; Mr. Farah, 30,000 shares; Mr. Georgescu, 43,995 shares; Mr. Goldstein, 30,000 shares; Mr. Hill, 51,200 shares; Ms. Karch, 34,167 shares; Mr. Lazarus, 50,000 shares; Mr. Matthews, 52,200 shares; and Mr. Newman, 52,200 shares.

(4)	Includes the following number of stock units (rounded down to the nearest whole share) granted pursuant to the Directors’ Unit Plan or the Stock Unit Plan for Non-Employee Directors of Toys “R” Us, Inc., which was approved by the Company’s stockholders at the Company’s 1997 Annual Meeting of Stockholders (the “1997 Stock Unit Plan”), that have vested or will vest within 60 days for the following non-employee directors: Ms. Costin, 12,023 stock units; Mr. Farah, 4,855 stock units; Mr. Georgescu, 3,269 stock units; Mr. Goldstein, 3,203 stock units; Mr. Hill, 13,173 stock units; Ms. Karch, 5,473 stock units; Mr. Lazarus, 927 stock units; Mr. Matthews,

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21,518 stock units; and Mr. Newman, 22,228 stock units. Receipt of all of such stock units has been deferred pursuant to the Directors’ Deferred Plan or the 1997 Stock Unit Plan, except for 927 stock units (rounded down to the nearest whole share) owned by Mr. Lazarus. Excludes the following number of stock units (rounded down to the nearest whole share) granted pursuant to the Directors’ Unit Plan that have not yet vested and will not vest within 60 days for the following non-employee directors: Ms. Costin, 4,024 stock units; Mr. Farah, 8,192 stock units; Mr. Goldstein, 5,495 stock units; Mr. Hill, 4,041 stock units; Ms. Karch, 5,169 stock units; Mr. Lazarus, 915 stock units; Mr. Matthews, 8,090 stock units; and Mr. Newman, 8,734 stock units. Each stock unit represents the right to receive one share of Common Stock and was received in lieu of cash for all or a portion of director’s fees. Stock units awarded prior to June 10, 1999 vest upon expiration of the applicable deferral period elected by the director or upon death, resignation, removal or retirement, whichever occurs first. Stock units awarded pursuant to the Directors’ Unit Plan, which became effective on June 10, 1999, vest on the first anniversary of the award date, subject to certain exceptions for retirement, resignation to enter public service, disability or death. Deferred stock units generally are deliverable at the end of each director’s deferral period or upon ceasing to be a director, and may be paid in either a lump sum or in installments depending on the deferral election and certain other circumstances.
(5)
Includes the following number of restricted stock units (rounded down to the nearest whole share) for the following Named Executive Officers that have vested or will vest within 60 days: Mr. Eyler, 133,333 restricted stock units; and Mr. Markee, 34,000 restricted stock units; and for the other executive officers, 49,500 restricted stock units. Receipt of all of such restricted stock units has been deferred pursuant to the Partnership Group Deferred Compensation Plan. Excludes the following number of restricted stock units (rounded down to the nearest whole share) for the following Named Executive Officers that have not yet vested and will not vest within 60 days: Mr. Eyler, 66,667 restricted stock units; and Mr. Markee, 20,000 restricted stock units; and for the other executive officers, 112,500 restricted stock units. Each restricted stock unit represents the right to receive one share of Common Stock upon satisfactorily meeting the vesting, employment and non-compete requirements specified in the Named Executive Officer’s retention, employment or grant agreement. Failure to meet such requirements subjects the restricted stock units to forfeiture. Deferred restricted stock units generally are deliverable at the end of the deferral period or upon termination of employment, and may be paid in either a lump sum or in installments depending on each officer’s deferral election and certain other circumstances.

(6)	Excludes 135 shares of Common Stock beneficially owned by Mr. Hill’s wife, as to which Mr. Hill disclaims beneficial ownership.

Directors’ and Executive Officers’ Ownership of Toysrus.com, Inc.

The Company owns 100 shares of common stock and 8,000,000 shares of preferred stock of Toysrus.com, Inc. The shares of preferred stock are convertible at any time into an aggregate of 80,000,000 shares of common stock of Toysrus.com, Inc. Toysrus.com, Inc., directly or indirectly, owns 80% of Toysrus.com LLC, the operating company for the Company’s online business. The following table sets forth the number of shares of common stock of Toysrus.com, Inc. beneficially owned as of April 9, 2003, by each Named Executive Officer, each director and nominee for director and all directors, nominees for director and executive officers as a group. No individual director, nominee for director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding common stock of Toysrus.com, Inc. as of April 9, 2003, except for John Barbour, who beneficially owned 2% of the common stock. The group consisting of all directors, nominees for director, Named Executive Officers and other executive officers beneficially owned approximately 4.6% of the shares of common stock of Toysrus.com, Inc. as of April 9, 2003 (treating the shares of preferred stock on an as-converted basis).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	**

John Barbour	2,000,000
RoAnn Costin*	10,000	(1)
John H. Eyler, Jr.*	300,000	(1)
Michael Goldstein	300,000
Calvin Hill*	10,000
Charles Lazarus	20,000	(1)
Richard L. Markee	75,000	(2)
Norman S. Matthews*	20,000
Arthur B. Newman*	20,000
All directors, nominees and executive officers as a group (24 persons)	4,027,500

*	Nominee for Director
**
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days (which in the case of this table is June 8, 2003).

(1)	Represents the right to acquire shares of common stock of Toysrus.com, Inc. through the exercise of options.
(2)	Excludes 15,000 shares owned by Mr. Markee’s wife and daughter. Mr. Markee disclaims beneficial ownership of these shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all persons who were subject to Section 16(a) of the Securities Exchange Act for the past fiscal year complied with the filing requirements thereof, except for Mr. Roger Farah who inadvertently filed a late Form 4 with respect to one transaction and Mr. John Holohan, the Company’s Executive Vice President—Chief Information Officer, who inadvertently omitted certain ownership interests from his initial Form 3 filing, which interests were subsequently disclosed within an amended Form 3 filing. In making this disclosure, the Company has relied on copies of the reports filed with the SEC by directors, executive officers and ten percent holders, and in the case of directors and executive officers, written representations.

STOCK PERFORMANCE GRAPH

Five-Year Stockholder Return Comparison

Set forth below are line graphs comparing the cumulative stockholder return on the Company’s Common Stock against the cumulative total returns of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Retail Composite Index for the Company’s last five fiscal years ending February 1, 2003. The graph assumes that $100 was invested on January 31, 1998 in the Company’s Common Stock, Standard & Poor’s 500 Stock Index and Standard & Poor’s Retail Composite Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON TOYS “R” US, INC. COMMON STOCK, S&P 500 AND S&P RETAIL COMPOSITE INDICES (1998-2003)

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Barbour, President—Toys “R” Us International, has an outstanding loan from Toysrus.com, Inc. This loan was originally incurred by Mr. Barbour in 2000, when he was chief executive officer of Toysrus.com, Inc., a subsidiary of the Company, in connection with his option to purchase shares of common stock of Toysrus.com, Inc. in that year. As of February 1, 2003, $600,000 principal amount of this loan plus accrued interest was outstanding, which was the largest amount of this loan that was outstanding during fiscal year 2002. The current annual interest rate is 7.0%. This loan is a nonrecourse obligation and is secured solely by a pledge of the shares of Toysrus.com, Inc. common stock owned by Mr. Barbour. This loan remains outstanding as of the date of this proxy statement.

Consistent with applicable law, the Company and its subsidiaries no longer make loans to the Company’s directors and executive officers.

EXECUTIVE COMPENSATION: REPORT OF THE
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE

The Compensation and Organizational Development Committee (the “Compensation Committee”) is composed entirely of independent Directors, none of whom is or has been an officer or employee of the Company.

The Company’s executive compensation program is based on its pay for performance policy and has been designed to:

•	Attract high-caliber talent to meet the organization’s executive resource needs;

•	Retain top-performing executives at the corporate level and in each of the divisions;

•	Provide compensation opportunities that are fair and competitive with those offered by comparable organizations with whom the Company competes for business and talent;

•	Motivate high performance by executive officers and all employees;

•	Reward executives based on individual, business unit, subsidiary and Company annual and long-term strategic progress, business results and the creation of stockholder value; and

•	Align executive officers and all employees with stockholders’ interests through a mix of long-term and short-term incentives.

Compensation for the Chairman, President and Chief Executive Officer

During the fiscal year ended February 1, 2003, John H. Eyler, Jr. served as the Company’s Chairman, President and Chief Executive Officer. Mr. Eyler has entered into an employment agreement with the Company, as described under “Toys “R” Us Employment Agreements— Retention Agreement—Mr. Eyler.”

The Chief Executive Officer of the Company participates in the Company’s executive compensation plans on the same basis as all other executive officers and key employees. In determining the Chief Executive Officer’s compensation performance goals, the Compensation Committee periodically conducts a competitive review and analysis, as it does for other executive officers. The Compensation Committee’s objective is to pay the Chief Executive Officer and other executive officers competitive base salaries, and to provide a performance-based bonus, thus resulting in total direct compensation that could exceed the median paid by comparable companies in the industry. For the fiscal year ended February 1, 2003, the Compensation Committee established the Chief Executive Officer’s total compensation (base salary, annual incentives, stock options and other compensation described under “Executive Compensation”). In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee also considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers of comparable companies and the awards given to the Chief Executive Officer in past years.

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Mr. Eyler’s base salary was $1,000,000, as described under “Toys “R” Us Employment Agreements—Retention Agreement—Mr. Eyler.” Under the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, 75% of Mr. Eyler’s target bonus for the fiscal year ended February 1, 2003 was based on achieving certain predetermined objectives for the financial performance of the entire corporation. The remaining 25% of Mr. Eyler’s target bonus was based on achieving certain predetermined individual strategic objectives. During the fiscal year ended February 1, 2003, Mr. Eyler received a portion of his target bonus, in the aggregate amount of $905,469, based on the level of achievement of his financial performance objectives and individual strategic objectives. In addition, the Committee, in recognition of Mr. Eyler’s outstanding leadership and performance on several critical strategic initiatives, approved a supplemental discretionary award to Mr. Eyler in the amount of $144,531. In accordance with the Company’s Corporate Governance Guidelines and the Compensation Committee’s charter, the Compensation Committee conducted its annual evaluation of the Chief Executive Officer’s performance and used that evaluation in determining the Chief Executive Officer’s compensation.

The Compensation Committee determined that in order to ensure alignment of interests between management and stockholders, equity awards to senior management should continue to be a significant amount of total annual compensation during the fiscal year ended February 1, 2003. During each year of the employment period under Mr. Eyler’s employment agreement, Mr. Eyler is entitled to receive options to purchase not less than 300,000 shares of the Company’s Common Stock. Mr. Eyler received an award of 400,000 stock options in respect of the fiscal year ended February 1, 2003, which options were granted as of April 1, 2003. In addition, Mr. Eyler was granted 150,000 shares of restricted stock of the Company as of April 1, 2003, which shares are subject to certain vesting conditions.

Compensation of Other Executive Officers

Base salaries for executive officers are reviewed annually and, consistent with the objectives expressed above, are part of a competitive review of comparable companies in the industry. Base salary levels are set so that the principal compensation opportunities are derived from annual cash incentives and increases in the market value of the Company’s Common Stock. During the fiscal year ended February 1, 2003, some officers took on significantly larger responsibilities. Base salaries for those officers were increased to reflect the new roles.

Annual incentives for executive officers are governed by the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan (the same plan that applies to the Chief Executive Officer) and are reviewed annually. Each officer was eligible to receive a target bonus based on meeting predetermined financial and individual strategic objectives. Three-quarters of the annual incentive opportunity for executive officers for the fiscal year ended February 1, 2003 was based on predetermined financial performance objectives. Part of this financial performance component of the incentive for executive officers was based on the financial performance of the entire corporation. For some executive officers who have divisional responsibilities, the financial performance component was based on the combined financial performance of the corporation and the applicable division or divisions. One-quarter of the annual incentive opportunity for executive officers was based on achieving predetermined individual strategic objectives for those executive officers. The plan is designed to provide participants above market total cash compensation for meeting or exceeding performance objectives and below market total cash compensation for not meeting those objectives. For the fiscal year ended February 1, 2003, Messrs. Barbour, D’Ambrose, Kay and Markee and all of the other executive officers received a portion of their target bonus based on the level of achievement of their financial performance objectives and of their individual strategic objectives. In accordance with the Compensation Committee’s charter, the Compensation Committee reviewed the results achieved by the executive officers during fiscal year 2002 in connection with making these compensation determinations.

Equity compensation has historically been a cornerstone of the Company’s program for executive and employee compensation. For the fiscal year ended February 1, 2003, the Compensation Committee authorized grants of stock options, restricted stock and restricted stock units to certain executive officers to reinforce the Company’s ability to attract, retain and motivate a highly qualified management team.

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Tax Considerations

Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction to $1,000,000 for compensation paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year, unless certain exemptions apply. One of the exemptions is for performance-based compensation. The Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, the Amended and Restated Toys “R” Us, Inc. 1994 Stock Option and Performance Incentive Plan and the Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan, which were approved by stockholders, are designed to qualify for this exemption. The Compensation Committee’s policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

Norman S. Matthews, Chair
Calvin Hill
Arthur B. Newman

Members of the Compensation
and Organizational
Development Committee

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information for the last three fiscal years concerning the compensation of the Named Executive Officers.

	Annual Compensation						Long-Term Compensation Awards

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)	Restricted Stock and Stock Units ($)	(2)	LTIP Payouts ($)	All Other Compensation ($)(3)

John H. Eyler, Jr.	2002	1,000,000	1,050,000		266,902	(6)	320,000	0		0	203,381
Chairman, President and	2001	1,000,000	950,000	(8)	206,266	(7)	740,000	3,037,200	(9)	0	341,557
Chief Executive Officer	2000	1,000,000	2,166,900	(8)	0		300,000	0		0	104,305

John Barbour	2002	554,998	588,794		0		48,000	0		0	100,350
Executive Vice President –	2001	519,234	416,500		0		0	0		0	0
President – Toys “R” Us International

Michael D’Ambrose	2002	620,832	375,120		0		92,000	0		0	123,271
Executive Vice President –	2001	473,077	600,000		0		80,000	612,500	(4)	0	0
Human Resources

Christopher K. Kay	2002	630,274	605,000		194,295	(10)	92,000	1,397,000		0	78,751
Executive Vice President –	2001	528,920	197,950		50,445	(11)	85,000	0		0	90,695
Operations and General	2000	203,840	351,084		79,284	(12)	175,000	0		0	0
Counsel, Corporate Secretary

Richard L. Markee	2002	705,279	787,573		0		140,000	703,500		0	128,802
Executive Vice President –	2001	608,078	532,344		0		115,000	0		0	189,437
President – Specialty	2000	565,192	1,151,714		0		115,000	1,121,750	(5)	0	113,204
Businesses and International Operations

(1)	All positions represent the capacities in which individuals served as of February 1, 2003.
(2)
The data reflects the value of restricted stock and restricted stock units based on the closing price on the date of issuance. Restricted stock units represent the right to receive a like number of shares of Common Stock upon satisfactorily meeting the vesting, employment, and non-compete requirements. Failure to meet such requirements subject the restricted stock units to forfeiture. The value of restricted stock issued for the 2002 fiscal year is $13.87 and $14.07 for Mr. Kay and $14.07 for Mr. Markee, respectively. The value of restricted stock and restricted stock units issued for the 2001 fiscal year is $25.31 for Mr. Eyler and $24.50 for Mr. D’Ambrose, respectively. The value of restricted stock issued for the 2000 fiscal year is $14.00 for Mr. Markee. At February 1, 2003, the number and value (based upon the closing price of $9.13 per share of Common Stock at February 1, 2003) of non - dividend paying restricted stock and restricted stock units awarded and outstanding are: 120,000 ($1,095,600) for Mr. Eyler, 25,000 ($228,250) for Mr. D’Ambrose, 75,000 ($684,750) for Mr. Kay and 81,962 ($748,313) for Mr. Markee.

(3)
“All Other Compensation” includes, but is not limited to, the Company’s contributions to the “TRU” Partnership Employees’ Savings and Profit Sharing Plan, the Toys “R” Us, Inc. Partnership Group Deferred Compensation Plan and its Supplemental Executive Retirement Plan for the accounts of the Named Executive Officers.

(4)
Restricted stock was issued pursuant to the executive’s employment agreement. With respect to Mr. D’Ambrose, subject to certain performance criteria being met, 50% of the restricted stock granted vest on the second anniversary of the grant and the remaining 50% vest on the third anniversary of the grant.

(5)
Restricted stock awarded during the fiscal year ended February 3, 2001 included shares issued in exchange for the surrender and cancellation of previously granted stock options; shares issued in exchange for the early termination of the Strategic Incentive Plan; and shares issued in payment of bonuses earned but manditorily deferred under the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan. Mr. Markee surrendered 425,300 stock options in exchange for 47,561 shares of restricted stock; received 16,362 shares of restricted stock in exchange for the early termination of the Strategic Incentive Plan; and received 16,202 shares of restricted stock in payment of previously earned bonuses. Shares of restricted stock are forfeitable in their entirety if the executive’s employment terminates prior to the second anniversary of the grant date and 50% of the shares are forfeited if the executive’s employment terminates after the second anniversary but prior to the third anniversary of the grant date.

(6)	Includes $240,901 for personal use of company aircraft.
(7)	Includes $156,002 for personal use of company aircraft.
(8)	Includes deferred bonus of $250,000.
(9)	Restricted Stock granted to Mr. Eyler will vest on the fifth anniversary of the grant date provided that the average price of Common Stock is at least $41.19 at the vesting date.
(10)	Includes $187,064 for relocation.
(11)	Includes $47,346 for relocation.
(12)	Includes $79,228 for relocation.

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Option Grant Table

The following table sets forth certain information concerning stock options granted by the Company during the fiscal year ended February 1, 2003 to the Named Executive Officers. The hypothetical present value on the date of grant shown below is presented pursuant to the rules of the SEC and is calculated under the Modified Black-Scholes Model for pricing options. The actual before-tax amount, if any, realized upon the exercise of a stock option will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present value or any value of the stock options reflected in these tables will be realized.

	Individual Grants

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)

John H. Eyler, Jr.	320,000(1)	5.35%	$20.41	3/13/2012	$2,102,400.00
John Barbour .	48,000(1)	0.80%	$20.41	3/13/2012	$315,360.00
Michael D’Ambrose	92,000(1)	1.54%	$20.41	3/13/2012	$604,440.00
Christopher K. Kay	92,000(1)	1.54%	$20.41	3/13/2012	$604,440.00
Richard L. Markee	140,000(1)	2.34%	$20.41	3/13/2012	$919,800.00

(1)
Stock options granted as of March 13, 2002 to Messrs. Eyler, Barbour, D’Ambrose, Kay and Markee under the Amended and Restated Toys “R” Us, Inc. 1994 Stock Option and Performance Incentive Plan. Such options become exercisable six months after the date of the grant. Upon exercise of the options, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if the grantee does not remain employed by the Company until the second anniversary of the option grant date, subject to certain exceptions. If the grantee remains employed by the Company until such second anniversary, 50% of the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options generally remain subject to forfeiture if the grantee does not remain employed by the Company until the third anniversary of the option grant date, subject to certain exceptions. To the extent that the purchase price paid to exercise the options is made through the delivery of shares of the Company’s Common Stock owned by the grantee or such shares are surrendered in satisfaction of any withholding taxes incurred in connection with the exercise of the options, the grantee, if then employed by the Company, is automatically granted restoration options to purchase a number of shares equal to the number of shares so delivered or surrendered, so long as on the date of exercise the aggregate market price of such Common Stock is at least 133% (subject to adjustment) of the aggregate purchase price paid for such Common Stock and subject to certain other conditions. The per share exercise price of the restoration options is generally the fair market value on the restoration option grant date, and such restoration options generally have the same expiration date as the original options that were exercised to which they relate. The restoration options are generally exercisable upon the earlier of (a) 6 months after the restoration option grant date and (b) 1 month prior to the expiration date of the option, if the grantee remains employed by the Company through such date, and are generally subject to the same forfeiture conditions described above.

(2)	Based upon stock options to purchase a total of 5,985,576 shares of the Company’s Common Stock granted during fiscal year 2002 to an aggregate of 27,293 employees of the Company.
(3)
The hypothetical present values on grant date are calculated under the Modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option’s present value. Factors used to value original options issued in the fiscal year ended February 1, 2003 include the following:

Toys “R” Us, Inc.
March 13, 2002

Volatility	43.440%
Risk Free Rate	4.788%
Additional assumptions of 0% dividend yield, 5 year projected time to exercise, and 8% to 10% per annum risk of forfeiture are applied to all original options granted in fiscal year 2002.

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Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of options by the Named Executive Officers during the last fiscal year and the value of unexercised options held by the Named Executive Officers as of the fiscal year ended February 1, 2003:

Name	Shares of Common Stock Acquired on Exercise (#)	Value Realized ($) (Market Price at Exercise Less Exercise Price)	Shares of Common Stock Underlying Options at Fiscal Year End (#) Exercisable/ Unexercisable (1)		Value of Unexercised In-The- Money Options at Fiscal Year End ($) Exercisable/ Unexercisable

John H. Eyler, Jr.	0	0	2,360,000	(2)	0
John Barbour	0	0	148,000	(3)(7)	0
Michael D’Ambrose	0	0	172,000	(4)(7)	0
Christopher K. Kay	0	0	352,000	(5)(7)	0
Richard L. Markee	0	0	700,000	(6)	0

(1)
All of the options included in the totals for “Shares of Common Stock Underlying Options at Fiscal Year End (#) Exercisable/Unexercisable” are exercisable, subject to certain forfeiture conditions described below.

(2)
1,016,666 of the options held by Mr. Eyler have vested. Upon exercise of 150,000, 333,334, 200,000 and 340,000 of the options, respectively, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if Mr. Eyler does not remain employed by the Company until October 16, 2003, February 1, 2004, April 6, 2004 and April 6, 2006, respectively, subject to certain exceptions. With respect to 320,000 of the options, upon exercise of those options, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if Mr. Eyler does not remain employed by the Company until March 13, 2004, subject to certain exceptions, and if Mr. Eyler remains employed by the Company until such date, 50% of the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options generally remain subject to forfeiture if Mr. Eyler does not remain employed by the Company until March 13, 2005, subject to certain exceptions.

(3)	100,000 of the options held by Mr. Barbour have vested.
(4)	40,000 of the options held by Mr. D’Ambrose have vested.
(5)	130,000 of the options held by Mr. Kay have vested.
(6)
205,000 of the options held by Mr. Markee have vested. Upon exercise of 240,000, 57,500 and 57,500 of the options, respectively, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if Mr. Markee does not remain employed by the Company until September 8, 2003, October 16, 2003 and April 6, 2004, respectively, subject to certain exceptions. With respect to 140,000 of the options, upon exercise of those options, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if Mr. Markee does not remain employed by the Company until March 13, 2004, subject to certain exceptions, and if Mr. Markee remains employed by the Company until such date, 50% of the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options generally remain subject to forfeiture if Mr. Markee does not remain employed by the Company until March 13, 2005, subject to certain exceptions.

(7)
With respect to the remainder of the options held by each of Messrs. Barbour, D’Ambrose and Kay, respectively, upon exercise of those options, the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options is generally subject to forfeiture if the grantee does not remain employed by the Company until the second anniversary of the option grant date, subject to certain exceptions. If the grantee remains employed by the Company until such second anniversary, 50% of the number of shares having a value equal to the aggregate fair market value on the date of exercise in excess of the aggregate purchase price paid to exercise the options generally remain subject to forfeiture if the grantee does not remain employed by the Company until the third anniversary of the option grant date, subject to certain exceptions.

Mr. Eyler also holds options to acquire 300,000 shares of common stock of Toysrus.com, Inc. at an exercise price of $1.00 per share. The shares underlying these options are subject to certain rights of repurchase of Toysrus.com, Inc., which, as of February 1, 2003, generally had lapsed with respect to 225,000 shares and will lapse with respect to the other shares at the rate of approximately 6,250 shares per month of employment with the Company thereafter, subject to certain acceleration events.

Long Term Incentive Plan Awards

No awards were made to the Named Executive Officers during the last fiscal year under any long-term incentive plan, as defined by the SEC.

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Toys “R” Us Employment Agreements

Retention Agreement—Mr. Eyler

On January 6, 2000, the Company entered into a retention agreement with John H. Eyler, Jr. (the “Eyler Retention Agreement”). The current term of employment under the Eyler Retention Agreement expires on January 17, 2004. The agreement provides for automatic one-year renewals, unless the Company provides Mr. Eyler with notice of non-renewal at least 6 months prior to the next renewal date. The Eyler Retention Agreement provides for an initial base salary of $1,000,000, which may be increased in the discretion of the Board or the Compensation Committee. The Eyler Retention Agreement also provides for participation in any and all insurance and other plans for the benefit of the Company’s senior executive officers, which are in effect during the employment period. Mr. Eyler is also entitled to participate in the Company’s incentive bonus plans and to receive an annual award of options to purchase not less than 300,000 shares of the Company’s Common Stock.

The Eyler Retention Agreement provides that, if Mr. Eyler’s employment is terminated for death, disability or retirement, he would be entitled to a lump sum cash payment, payable within 30 days after termination, equal to the sum of: (i) his pro-rated annual base salary payable through the date of termination to the extent not paid, his actual earned incentive bonus for any completed fiscal year to the extent not already paid, and his account balances under and subject to the terms of the Company’s benefit plans; and (ii) his pro-rated targeted amount of incentive bonus through the date of termination that would have been payable with respect to the fiscal year in which the date of termination occurs, absent such termination. All unvested options and other equity-based awards would vest on the date of termination. Vested options would remain exercisable through the expiration date of such options. The Company would be obligated to provide for the continuation of health benefits to Mr. Eyler and to his spouse and dependent children under the Company’s benefit plans for the period of time specified in his agreement. In exchange for these payments and benefits, Mr. Eyler must comply with a three-year non-solicitation/non-hiring covenant and a two-year non-competition covenant unless there is a subsequent “Change of Control” (as defined in the Eyler Retention Agreement).

If Mr. Eyler’s employment is terminated by the Company without “Cause” (as defined in the Eyler Retention Agreement), or if Mr. Eyler terminates his employment for “Good Reason” (as defined in the Eyler Retention Agreement), Mr. Eyler would be entitled to (i) a lump sum cash payment, payable within 30 days after termination, of: (a) his pro-rated annual base salary payable through the date of termination to the extent not paid and his actual earned incentive bonus for any completed fiscal year to the extent not already paid and (b) his pro-rated targeted amount of incentive bonus through the date of termination that would have been payable with respect to the fiscal year in which the date of termination occurs, absent such termination; and (ii) payment of an aggregate amount equal to two times his annual base salary in effect on the date of termination plus two times the targeted amount of incentive bonus that would have been paid to him or accrued to him with respect to the fiscal year in which the date of termination occurs, payable in equal installments at least monthly over the 24 months following the date of termination. All unvested options would vest on the date of termination. Vested options would remain exercisable through the expiration date of such options. All unvested profit shares and other equity-based awards (including, without limitation, restricted stock and stock units) would vest on the date of termination, with 50% of such awards being deliverable to Mr. Eyler promptly following the termination date and the remaining 50% of the awards being deliverable on the first anniversary of the termination date. The Company would be obligated to provide for the continuation of health benefits to Mr. Eyler and to his spouse and dependent children under the Company’s benefit plans and to provide Mr. Eyler the continuation of other benefits under the Company’s benefit plans, in each case for the period of time specified in his agreement. Mr. Eyler would by fully vested in any account balance or other benefits provided under any of the Company’s benefit plans. In exchange for these payments and benefits, Mr. Eyler must comply with a two-year non-solicitation/non-hiring covenant and a two-year non-competition covenant unless there is a subsequent Change of Control.

All benefits described in the two immediately preceding paragraphs are also conditioned upon Mr. Eyler executing a Release Agreement (as defined in the Eyler Retention Agreement) and not revoking or challenging the enforceability of the Release Agreement or the Eyler Retention Agreement.

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If Mr. Eyler’s employment is terminated by the Company without “Cause” or by Mr. Eyler for “Good Reason” within 120 days prior to, or within three years after, a Change of Control, Mr. Eyler would be entitled to a lump sum cash payment, payable within 30 days after termination, of: (i) his pro-rated annual base salary payable through the date of termination to the extent not paid and his actual earned incentive bonus for any completed fiscal year to the extent not already paid; (ii) his pro-rated targeted amount of incentive bonus through the date of termination that would have been payable with respect to the fiscal year in which the date of termination occurs, absent such termination; and (iii) an aggregate amount equal to three times his annual base salary in effect on the date of termination plus three times the targeted amount of incentive bonus that would have been paid to him or accrued to him with respect to the fiscal year in which the date of termination occurs. Mr. Eyler would also be entitled to receive, within 30 days after termination, a lump sum payment of certain benefits to which he would have been entitled under the Company’s benefit plans if he had remain employed by the Company for three years following the date of termination. The Company would also be obligated to provide for the continuation of health benefits to Mr. Eyler and to his spouse and dependent children under the Company’s benefit plans. All unvested options would vest on the termination date. Vested options would remain exercisable through the expiration date of such options. All unvested profit shares and other equity-based awards (including, without limitation, restricted stock and stock units) would vest on the termination date and be deliverable to Mr. Eyler.

The Eyler Retention Agreement provides that, for three years following a Change of Control, the compensation and benefits to which Mr. Eyler is entitled will not be less favorable than that to which he would have been entitled based upon the most favorable of the Company’s benefit plans in effect for Mr. Eyler at any time during the 120-day period immediately preceding the Change of Control.

Pursuant to the Eyler Retention Agreement, Mr. Eyler is also entitled, under specified circumstances, to be paid by the Company an amount intended to reimburse him for any excise tax imposed under Section 4999 of the Internal Revenue Code, including any tax payable by reason of such reimbursement.

Retention Agreement—Mr. Markee

On May 1, 1997, the Company entered into a retention agreement with Mr. Markee (the “Markee Retention Agreement”). The current term of employment under the Markee Retention Agreement expires on May 1, 2004. The Markee Retention Agreement provides for automatic one-year renewals, unless the Company provides Mr. Markee with notice of non-renewal at least six months prior to the next renewal date. The Markee Retention Agreement provides for a specified base salary per year (which may, and has been, increased in the discretion of the Compensation Committee) plus participation in any and all insurance and other plans for the benefit of the Company’s officers, which are in effect during the employment period. Mr. Markee is also entitled to participate in the Company’s incentive bonus plans.

If Mr. Markee’s employment is terminated by the Company without “Cause” (as defined in the Markee Retention Agreement), or if Mr. Markee terminates his employment for “Good Reason” (as defined in the Markee Retention Agreement), Mr. Markee would be entitled to receive (i) a lump sum cash payment equal to the sum of his pro-rated annual base salary payable through the date of termination to the extent not paid, his pro-rated targeted annual bonus and long-term incentive awards through the date of termination that would have been payable with respect to the fiscal year in which the date of termination occurs, absent such termination, and his actual earned annual or long-term incentive awards for any completed fiscal year to the extent not paid, payable within 30 days after termination; and (ii) payment of an aggregate amount equal to two times his annual base salary in effect on the date of termination, plus two times the targeted amount of incentive bonus that would have been paid to him with respect to the fiscal year in which the date of termination occurs plus two times the targeted amount of the long-term incentive awards that would have been paid to him with respect to that fiscal year, payable in equal installments at least monthly over the 24 months following the date of termination. The Company would be obligated to provide for the continuation of health benefits to Mr. Markee under the Company’s benefit plans for the period of time specified in his agreement. In addition, the Company would be obligated to provide Mr. Markee the continuation of other benefits under the Company’s benefit plans for the period of time specified in his agreement. Mr. Markee would be fully vested in any account balance or other benefits provided under any of the Company’s benefit plans. Unvested options and unvested profit shares would continue to vest in accordance with their terms for two years after the date of termination, with all remaining

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unvested options, and, subject to certain exceptions, unvested profit shares, vesting on the second anniversary of the termination date. Options that are vested at the date of termination or vest thereafter would be exercisable until the earlier of the thirty-month anniversary of the termination date or the expiration date of the options. Any other unvested equity-based awards (including, without limitation, restricted stock and stock units) would vest on a pro rata basis determined by a fraction specified in the Markee Retention Agreement on the second anniversary of the date of termination. In exchange for these payments and benefits, Mr. Markee is subject to a two-year non-competition covenant (other than in the event of termination following a Change of Control or if there is a subsequent Change of Control) and a two-year non-solicitation/non-hiring covenant. All benefits described in this paragraph are also conditioned upon Mr. Markee executing a Release Agreement (as defined in the Markee Retention Agreement) and not revoking or challenging the enforceability of the Release Agreement or the Markee Retention Agreement.

In the event of termination of Mr. Markee’s employment by the Company without “Cause” or by Mr. Markee for “Good Reason,” whether before or after a Change of Control, following a Change of Control, any remaining amounts described in the first, third and fourth sentences of the immediately preceding paragraph would be payable in a lump sum within 30 days after the later of the termination date or the Change of Control, and all unvested options and other equity-based awards would vest immediately on the later of the date of termination or the Change of Control. Such options would be exercisable until the earlier of the thirty-month anniversary of the termination date or the expiration date of the options.

The Markee Retention Agreement provides that, for two years following a Change of Control, the compensation and benefits to which Mr. Markee is entitled will not be less favorable than that to which he would have been entitled based upon the most favorable of the Company’s benefit plans in effect for Mr. Markee at any time during the 120-day period immediately preceding the Change of Control.

Pursuant to the Markee Retention Agreement, Mr. Markee is also entitled, under specified circumstances, to be paid by the Company an amount intended to reimburse him for any excise tax imposed under Section 4999 of the Internal Revenue Code, including any tax payable by reason of such reimbursement.

Employment Agreement—Mr. D’Ambrose

On April 16, 2001, the Company entered into an employment agreement with Michael D’Ambrose (the “D’Ambrose Employment Agreement”). The D’Ambrose Employment Agreement provides for a two-year term with automatic one-year renewals, unless the Company provides a notice of non-renewal at least six months prior to the next renewal date. The D’Ambrose Employment Agreement provided for an initial base salary of $600,000 with annual compensation evaluations. Mr. D’Ambrose is eligible to receive annual incentive awards paid in accordance with the Company’s incentive plans. For the fiscal year ending February 2, 2002, Mr. D’Ambrose was guaranteed an annual incentive of at least $600,000. Thereafter, there is no guarantee and he participates in the same plan as other senior executives. During the employment period, Mr. D’Ambrose may participate in all other Company plans at a level commensurate with his position. In conjunction with joining the Company, Mr. D’Ambrose received 25,000 shares of restricted stock and 80,000 stock options. Subsequently, Mr. D’Ambrose has received additional stock options.

The D’Ambrose Employment Agreement includes termination and change of control provisions similar to those of Mr. Markee discussed above. Additionally, the D’Ambrose Employment Agreement provides for a cash payment in the event that Mr. D’Ambrose’s employment is terminated upon expiration of the initial two-year term due to the decision not to renew or extend the employment period other than for “Cause” (as defined in the D’Ambrose Employment Agreement) by the Company or by Mr. D’Ambrose for “Good Reason” (as defined in the D’Ambrose Employment Agreement). Under these circumstances, Mr. D’Ambrose would be entitled to a lump sum cash payment within 30 days of termination consisting of: (i) his pro-rated annual base salary to the extent unpaid; (ii) his pro-rated target annual bonus and incentive awards that would have been paid to him during the fiscal period in which he was terminated; and (iii) any unpaid earned annual bonus or incentive awards. All unvested options, profit shares, or other equity-based awards would vest at termination. Options would be exercisable until the earlier of the thirty-month anniversary of the termination date or the expiration date.

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Pursuant to the D’Ambrose Employment Agreement, Mr. D’Ambrose is also entitled, under specified circumstances, to be paid by the Company an amount intended to reimburse him for any excise tax imposed under Section 4999 of the Internal Revenue Code, including any tax payable by reason of such reimbursement.

Employment Agreement—Mr. Barbour

On July 19, 1999, the Company, Toysrus.com, LLC (“LLC”) and Toysrus.com, Inc. (LLC and Toysrus.com, Inc. together, “Toysrus.com”) entered into an employment agreement with Mr. Barbour (the “Barbour Employment Agreement”) in connection with Mr. Barbour’s former employment as chief executive officer of Toysrus.com. In addition to base salaries and annual bonuses, the Barbour Employment Agreement entitled Mr. Barbour to participate in all employee benefit plans maintained by Toysrus.com.

Under the Barbour Employment Agreement, if Mr. Barbour’s employment had been terminated by LLC or Toysrus.com, Inc. without “Cause” (as defined in the Barbour Employment Agreement) or by Mr. Barbour for “Good Reason” (as defined in the Barbour Employment Agreement”), Mr. Barbour would have been entitled, for the one-year period following termination, to receive an amount equal to two times his then current base salaries with LLC and Toysrus.com, Inc. and to continue to participate in the then current employee benefit plans maintained by Toysrus.com. In addition, Mr. Barbour would have been entitled to receive: (i) the greater of (a) 50% of the sign-on options to purchase shares of Toysrus.com, Inc.’s common stock that had been granted under the Barbour Employment Agreement or (b) the number of those options that would have vested through the first anniversary of the date of termination, plus (ii) the number of sign-on options to purchase shares of the Company’s Common Stock that had been granted under the Barbour Employment Agreement that would have vested through the first anniversary of the date of termination. Any options that had remained unvested at the first anniversary of the date of termination would have been cancelled. Under the Barbour Employment Agreement, all benefits described in this paragraph would have been conditioned upon Mr. Barbour executing a Release and Waiver (as defined in the Barbour Employment Agreement).

Under the Barbour Employment Agreement, if Mr. Barbour’s employment had been terminated due to disability, Mr. Barbour would have been entitled, for the one-year period following the date of termination, to receive his annual base salaries with LLC and Toysrus.com, Inc. and to continue to participate in the then current employee benefit plans maintained by Toysrus.com. In addition, certain options specified in the Barbour Employment Agreement would have immediately vested upon such a termination.

Depending on the circumstance of the termination, Mr. Barbour would have been subject to non-competition and non-solicitation/non-hiring covenants for a period of one year from the date of termination. If a “Change of Control” (as defined in the Barbour Employment Agreement) had occurred, all of Mr. Barbour’s options to acquire Toysrus.com, Inc.’s and the Company’s shares of common stock would have immediately vested and become exercisable.

The Company is currently negotiating a new agreement with Mr. Barbour, which the Company currently contemplates will contain provisions which are substantially similar to the provisions in the Markee Retention Agreement described above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of February 1, 2003, including the Amended and Restated 1978 Employee Stock Option Plan (the “1978 Plan”), the Amended and Restated Non-Employee Directors’ Stock Option Plan that was approved by the Company’s stockholders at the Company’s 1997 Annual Meeting of Stockholders (the “1997 Directors’ Stock Option Plan”), the Directors’ Option Plan, the Amended and Restated Toys “R” Us, Inc. 1994 Stock Option and Performance Incentive Plan (the “1994 Plan”), the Amended and Restated 1995 Employee Stock Option Plan (the “1995 Employee Stock Option Plan”), the Amended and Restated 1997 Employee Stock Option Plan (the “1997 Employee Stock Option Plan”) and the Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan (the “2001 Plan”).

	(a)	(b)	(c)	(d)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	Total of Securities Reflected in Columns (a) and (c)

Equity Compensation Plans Approved by Stockholders	12,832,107(1)(2)	$21.35	6,500,681(3)(4)(5)	19,332,788

Equity Compensation Plans Not Approved by Stockholders(6)	21,800,845(7)	$19.93	6,590,005	28,390,850

TOTAL:	34,632,952	$20.43	13,090,686	47,723,638

(1)
This figure includes options to purchase shares outstanding under the 1994 Plan, the 1995 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, the 2001 Plan, the 1997 Directors’ Stock Option Plan, the Directors’ Option Plan and prior stock incentive plans no longer in effect. This figure also includes outstanding options to purchase 140,889 shares under an individual award to Robert Nakasone dated May 17, 1995 that was ratified by stockholders.

(2)	This number includes rights under the 2001 Plan and the 1994 Plan to receive an aggregate of 2,047,908 shares upon achieving employment based goals.
(3)
Of these shares, (i) 4,635,000 shares remain available for future issuance under the 2001 Plan, (ii) 477,807 shares remain available for issuance under the Directors’ Option Plan and (iii) 1,387,874 shares remain available for issuance under the 1994 Plan. Other benefits which may be granted under the 2001 Plan and the 1994 Plan are (i) stock appreciation rights which may be awarded either in tandem with options or on a stand-alone basis; (ii) restricted shares; (iii) restricted stock units; (iv) units which do not represent shares of Common Stock but may be paid in the form of Common Stock; (v) unrestricted shares of Common Stock; and (vi) tax offset payments.

(4)	This figure does not reflect shares of the Company’s Common Stock that may be purchased on the open market on behalf of Non-Employee Directors as compensation under the Directors’ Unit Plan.
(5)	No further options, units or other rights may be awarded under the 1978 Plan.
(6)
The Company’s only Non-Stockholder Approved Plans are the 1995 Employee Stock Option Plan and the 1997 Employee Stock Option Plan (together, the “Non-Stockholder Approved Plans”) as further described below.

(7)
Awards under each of the Non-Stockholder Approved Plans are granted in the form of stock options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

The purpose of each of the Non-Stockholder Approved Plans is to encourage and enable all eligible employees to acquire a proprietary interest in the Company through the ownership of the Company’s Common Stock. The maximum aggregate number of shares of Common Stock available for award under each of the Non-Stockholder Approved Plans is 15,000,000. Awards under each of the Non-Stockholder Approved Plans may be granted in the form of stock options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Options”). Options may be granted to all employees of (and in the case of the 1997 Employee Stock Option Plan, consultants and agents to) the Company or any of its subsidiaries other than executive officers of the Company. The Compensation Committee shall specify the purchase price per share under each Option, but in no event shall it be less than 90% of the fair market value of the Company’s Common Stock on the date that the option is granted. Payment of the exercise price may be made in cash, or, in the discretion of the Compensation Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock. The Compensation Committee shall determine the term of each Option granted under the Plan. The Board may suspend, terminate, modify or amend the 1995 Employee Stock Option Plan at any time.

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The Compensation Committee may suspend, terminate, modify or amend the 1997 Employee Stock Option Plan at any time.

PROPOSAL TO RE-APPROVE THE AMENDED AND RESTATED TOYS “R” US, INC.
MANAGEMENT INCENTIVE COMPENSATION PLAN, EFFECTIVE AS OF FEBRUARY 2, 2003

At the Company’s 1997 Annual Meeting of Stockholders, the Company’s stockholders approved and adopted the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan (the “Incentive Plan”). The Company sought stockholder approval in order to allow the Compensation Committee to award incentive compensation under the Incentive Plan to “Covered Employees” (i.e., generally, the Chief Executive Officer and the four other most highest compensated officers of the Company other than the Chief Executive Officer as of the end of a fiscal year) that would be deductible as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code. One of the requirements for “qualified performance based compensation” is that the material terms of the performance goals on which compensation is to be paid must be disclosed to, and subsequently approved by, the stockholders of a publicly held corporation before the compensation is paid.

On April 21, 2003, upon the recommendation of the Compensation Committee, the Board of Directors approved, subject to stockholder approval, the Incentive Plan in the form of the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003 (as proposed to be amended, the “Amended Incentive Plan”), which is attached to this proxy statement as Exhibit F. Regulations issued by the Internal Revenue Service (“IRS”) provide that the material terms of the performance goals for an arrangement like the Incentive Plan be disclosed to and re-approved by the stockholders for determinations of target incentive bonus amounts made after the first stockholder meeting during the fifth year following the year in which stockholders previously approved the performance goals. Therefore, new stockholder approval is required at this time in order for the Compensation Committee to continue making awards under the Incentive Plan to Covered Employees that will constitute “qualified performance based compensation.” If stockholders do not re-approve the Incentive Plan in the form of the Amended Incentive Plan, then any payment of incentive compensation (under the Incentive Plan or any other similar plan), when added to other compensation not exempt from Section 162(m), that exceeds $1 million will be nondeductible for such year.

The Board of Directors, upon the recommendation of the Compensation Committee, has determined that modifications to the Incentive Plan should be made, subject to stockholder approval. The Amended Incentive Plan would (i) increase the maximum amount that may be paid in cash or in the Company’s Common Stock to any single Covered Employee from 35% to 40% of the maximum amount that may be paid to Covered Employees as a group, (ii) include additional business criteria as Performance Goals consistent with the Company’s needs, (iii) allow for the Compensation Committee to adjust for unanticipated variations in performance results and (iv) provide for performance periods shorter than a full fiscal year.

Purpose

The purpose of the Amended Incentive Plan is to permit the Company, through awards of incentive compensation, to attract and retain qualified management employees, to motivate such management employees to achieve maximum profitability and stockholder returns and to encourage stock ownership to further align the interests of management with the Company’s stockholders.

Benefits to the Company

The Board of Directors believes that substantial benefits will accrue to the Company from re-approving management incentives in the form of the Amended Incentive Plan:

•
The Amended Incentive Plan continues a true pay for performance approach to the Company’s compensation program consistent with keeping the Company’s compensation standards in line with those of comparable retailers and other companies in related businesses.

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•
The Amended Incentive Plan is intended to allow for full deductibility of all incentive compensation paid to Covered Employees as “qualifying performance based compensation” under Section 162(m) of the Internal Revenue Code.

Description of the Amended Incentive Plan

The material terms of the Amended Incentive Plan being submitted for approval are summarized below. This summary is qualified in its entirety by reference to the complete text of the Amended Incentive Plan attached to this proxy statement as Exhibit F.

Eligibility

Under the Amended Incentive Plan, the Participants, comprising approximately 75 persons, will be eligible to receive a bonus based on attainment and certification of performance goals established by the Compensation Committee over a period of one or more fiscal years (including a portion of a fiscal year). The Compensation Committee has discretion to designate management employees of the Company and its affiliates as Participants under the Amended Incentive Plan.

Targets and Performance Objectives

The Compensation Committee assigns to each Participant a percentage of his or her base salary (a “Base Salary Percentage”) which will be paid as a bonus in the event that 100% of the Target is achieved. The “Target” is generally required to be determined within 90 days of the beginning of a fiscal year (or such shorter period of time as required under IRS regulations) and is equal to a desired level of any or a combination of the business results of the Company as measured on a consolidated, divisional or individual level either on an absolute or relative basis (collectively, the “Performance Objectives”). With respect to each Target, the Compensation Committee also specifies a separate amount based upon one or more Performance Objectives (a “Base Amount”) which, if not achieved, will result in no bonus being paid to the Participant under the Amended Incentive Plan for the applicable fiscal year or years. In addition, the Compensation Committee adopts a mathematical formula or matrix for the fiscal year or years that indicates the extent to which incentive compensation will be paid if the applicable Base Amounts and Targets are exceeded.

The Performance Objectives that may be selected by the Compensation Committee for Targets may be financial goals and other business related objectives directly related to the Company’s operations that are set forth in the attached Amended Incentive Plan. The Board of Directors has added the goals listed in clauses (xv) through (xxii) of Section 4(a) of the Amended Incentive Plan as additional Performance Objectives in order to enhance the ability of the Compensation Committee to create appropriate incentive targets consistent with business needs. Financial goals are determined in accordance with generally accepted accounting principles and measured before or after interest, depreciation, amortization and service fees. In addition, the Amended Incentive Plan allows for financial results to be measured by excluding (i) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings that deviate from budget, (ii) unusual, non-recurring, special or extraordinary items and (iii) other events that may not be reasonably anticipated at the beginning of the performance period in order to provide awards that are consistent with the purposes of the Amended Incentive Plan.

Provided that the Participant’s applicable Base Amount is exceeded (and subject to certain limitations discussed below), the Participant is awarded incentive compensation after the close of the fiscal year of a portion of his or her base salary representing his or her Base Salary Percentage in accordance with the Compensation Committee’s formula or matrix depending upon the extent to which the applicable Base Amount was exceeded.

Payment Limitations and Adjustments

Except as the Compensation Committee may otherwise provide in its sole discretion, all awards under the Amended Incentive Plan are contingent upon the Participant remaining in the employ of the Company or its subsidiaries as of the date the Compensation Committee certifies the payment amounts. As noted above, the Amended Incentive Plan limits the payments to Covered Employees on a group and individual basis. Payments to Covered Employees as a group from the Amended Incentive Plan for any fiscal year shall not exceed .5% of the

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consolidated pre-tax earnings of the Company, determined in accordance with generally accepted accounting principles consistently applied (the “Covered Employee Group Limit”), as was the case under the Incentive Plan. With respect to the individual limit for a fiscal year, the Amended Incentive Plan increases the maximum annual payment to any single Covered Employee (the “Covered Employee Individual Limit”) from 35% to 40% of the Covered Employee Group Limit. The Compensation Committee determined that an increase to the Covered Employee Individual Limit was required prospectively in order to provide total compensation consistent with its competitive review of comparable companies in the industry. Any amounts that cannot be paid due to application of either the Covered Employee Group Limit or the Covered Employee Individual Limit are immediately forfeited and are not reallocated to other Covered Employees at any time.

In addition, the Compensation Committee retains discretion under the Amended Incentive Plan to (i) increase or decrease the amount payable to any Participant who is not a Covered Employee or (ii) decrease the bonus payable to any Covered Employee, in each case, to reflect the individual performance and contribution of the Participant or other related factors. As discussed in “Executive Compensation: Report of the Compensation and Organizational Development Committee,” the Compensation Committee retains discretion to award performance based compensation outside the Amended Incentive Plan that may be nondeductible.

If any Performance Objective upon which bonuses are based has been affected by special factors (other than the items noted above with respect to Performance Goals), that, in the Compensation Committee’s judgment, should or should not be taken into account in the equitable administration of the Amended Incentive Plan, the Compensation Committee is permitted to adjust one or more of the Targets or criterion for such fiscal year (and subsequent fiscal years, as appropriate) and make credits, payments and reductions accordingly under the Amended Incentive Plan; provided, however, that the Compensation Committee shall not have the authority to make any such adjustment with respect to bonuses paid to any Participant who is at such time a Covered Employee.

Certification

The Compensation Committee is required to certify in writing to the Board of Directors the amount of the award or awards of incentive compensation under the Amended Incentive Plan and whether material terms of the Amended Incentive Plan relating to the award or awards have been satisfied.

Form of Payment

Participants may designate in advance a percentage of the award to be received, in lieu of cash, in the form of Common Stock. Allowing Participants to purchase an additional equity stake in the Company is intended to further align the interests of the Company’s management with the Company’s stockholders.

Amendment and Termination

The Compensation Committee may, at any time, amend the Amended Incentive Plan so long as the amendment does not alter the award, Target or other criteria relating to an incentive compensation award applicable to a Covered Employee for the fiscal year in which the amendment is made or any prior fiscal year. Notwithstanding the foregoing, the Compensation Committee may at any time amend the Amended Incentive Plan if such amendment may be made without the loss of any tax deduction to the Company under Section 162(m) of the Internal Revenue Code.

The Board of Directors may terminate the Amended Incentive Plan at any time so long as any award determined and certified pursuant to the Amended Incentive Plan but not yet paid as of the date of termination is paid as soon as practicable, but in no event later than 30 days after the date of termination, unless the payment has been deferred in accordance with the terms and conditions designated by the Compensation Committee.

Effect of the Amended Incentive Plan

As the administration of the Amended Incentive Plan involves discretionary choices to be made by the Compensation Committee and the Company’s performance, the effect of the changes to the Incentive Plan included in the Amended Incentive Plan is not determinable. However, applying the increased Covered Employee

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Individual Limit to the 2002 fiscal year would not have increased the maximum permissible incentive compensation that could have been paid to any Covered Employee. Assuming the attainment of 100% of the applicable Targets that have been determined by the Compensation Committee for the current fiscal year, the amounts payable to Covered Employees equal the Covered Employee Group Limit, subject to reduction by the Compensation Committee in its sole discretion to reflect the individual performance and contribution of, and other factors relating to, one or more of the Covered Employees. The actual amounts payable for fiscal year 2002 as incentive compensation under the Incentive Plan to the Participants who are Covered Employees as of the end of such fiscal year are reflected under “Executive Compensation—Summary Compensation Table.” If the Amended Incentive Plan is not approved, the Compensation Committee may provide incentive compensation awards in the future as it deems in the best interests of the Company and such compensation may not be “qualified performance based compensation” and may therefore not be deductible under federal income tax laws.

Approval of the Proposal

Approval of the Amended Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the matter.

The Board of Directors recommends that stockholders vote their shares FOR re-approval of the Amended Incentive Plan.

INCORPORATION BY REFERENCE

The sections of this proxy statement entitled “Executive Compensation: Report of the Compensation and Organizational Development Committee,” “Audit Committee Report” and “Stock Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such reports or the performance graph by reference therein.

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Exhibit A

TOYS “R” US, INC.
Audit Committee Charter

Scope and Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Toys “R” Us, Inc. (the “Company”) in fulfilling its oversight responsibilities of (a) the accounting and financial reporting processes of the Company, (b) the audits and integrity of the Company’s financial statements, (c) the Company’s compliance with legal and regulatory requirements, (d) the qualifications, performance, independence and compensation of the outside auditors, and (e) the performance of the Company’s internal audit function. The Committee accomplishes these oversight responsibilities, in part, (i) through its reviews of (A) financial reports and other financial information, a portion of which is provided by the Company to regulatory bodies, the public and other users thereof, (B) the Company’s systems of internal accounting and financial controls, and (C) the annual independent audit of the Company’s financial statements, and (ii) by inquiring of management from time to time as to the Company’s legal compliance and ethics programs and the Company’s compliance with legal and regulatory requirements. The Committee shall also prepare such reports as are required of the Committee for inclusion in the Company’s annual proxy statement.

In discharging its role, the Committee shall maintain a free and open means of communication between its members, the outside auditors, the internal auditors and management. The outside auditors and the internal auditors are ultimately accountable to the Committee and the Board. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is also empowered to retain outside legal, accounting and other advisers to provide advice to the Committee and assist the Committee in carrying out its duties and is also empowered to determine the compensation that shall be paid to such advisers.

Committee Responsibilities

The Committee’s responsibility is one of oversight and it recognizes that the Company’s management is responsible for the preparation and the integrity of the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the outside auditors, have more knowledge and detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following shall be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate to the extent permitted by applicable law or regulation.

1.
The Committee shall review with management and the outside auditors the financial statements to be included in the Company’s annual public report to stockholders; the section of such report entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition”; any analyses prepared by management or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of those financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on those financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on those financial statements; and any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

2.
To the extent required by applicable law or regulation, the Committee shall review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that the Committee’s responsibility to discuss earnings press releases

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as well as financial information and earnings guidance may be done generally (i.e., review and discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.

3.
The Committee shall review with management and the outside auditors the quarterly financial statements, and the section of each quarterly report entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition.”

4.
The Committee shall review with management and the outside auditors the quality and adequacy of the Company’s internal controls, any related significant findings and recommendations of the outside auditors together with management’s responses thereto, and any special audit steps adopted in light of any material deficiencies in internal controls.

5.
The Committee shall review with the outside auditors any audit problems or difficulties (including any restrictions on the scope of the outside auditors’ activities or on access to requested information and any significant disagreements with management) and management’s responses thereto and shall have the sole authority to resolve any disagreements between management and the outside auditors regarding financial reporting.

6.	The Committee shall review with management and discuss the Company’s risk assessment and risk management guidelines and policies.

7.	The Committee shall set clear hiring policies, which shall be in accordance with applicable law or regulation, with respect to employees and former employees of the outside auditors.

8.	The Committee shall:

(a)
Request that the outside auditors timely report to the Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by such outside auditors and any other material written communications between the outside auditors and management, such as any schedule of unadjusted differences.

(b)	Obtain from the outside auditors and review annually a formal written statement delineating all relationships between the auditor and its related entities and the Company and its related entities.

(c)
Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence and recommend to the Board appropriate action to address and resolve issues, if any, impacting the independence of the outside auditors.

(d)
Obtain and review annually a report by the outside auditors describing their internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review (if any), of the outside auditors, any steps taken to deal with any such issues, and such other information as the outside auditors wish to provide concerning these matters.

9.
The Committee shall have the sole authority to approve the engagement of and to retain the Company’s outside auditors, any audit or, to the extent permitted by applicable law or regulation, non-audit services of its outside auditors, any fees to be paid to its outside auditors in connection therewith and any standard operating procedures for the Company’s engagement of outside auditors. The Committee shall pre-approve any audit or permissible non-audit services to be provided to the Company by its outside auditors either on a specific engagement basis or pursuant to pre-approval policies and procedures established by the Committee from time to time; provided that, in the case of any such non-audit services, the Committee shall not be required to pre-approve such non-audit services if (a) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its outside auditors during the fiscal year in which the non-audit services are provided, (b) such services were not recognized by the Company at the time of the engagement to be non-audit services, and (c) such services are promptly brought to the attention of the Committee and approved by the Committee or

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by one or more members of the Committee to whom the authority to grant such approvals has been delegated pursuant to the next sentence, prior to the completion of the audit. The Committee may delegate to one or more members of the Committee the authority to pre-approve any audit or permissible non-audit services of the Company’s outside auditors so long as such pre-approval decision is presented to the full Committee at its next scheduled meeting. Any approvals by the Committee of non-audit services to be performed by the Company’s outside auditors shall be publicly disclosed to the extent required by applicable law or regulation. The Committee shall also have the sole authority to terminate the Company’s outside auditors, and the Company’s outside auditors shall report directly to the Committee.

10.	The Committee shall review with management and the outside auditors the proposed scope of the audit for the current year.

11.	The Committee shall monitor rotation of partners on the audit engagement team of the outside auditors as required by applicable law or regulation.

12.	The Committee shall review with management and the internal auditors:

(a)	Significant internal audit findings and management’s responses thereto.

(b)	The scope of the internal audit plan and any significant changes thereto.

(c)	Periodic summaries of observations from completed internal audits and progress reports on audits included within the proposed internal audit plan.

13.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.
The Committee shall review with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be provided, and the related processes undertaken, by the Chief Executive Officer and the Chief Financial Officer, respectively, in connection with the Company’s periodic reports pursuant to the Sarbanes-Oxley Act of 2002 and the regulations thereunder.

15.	The Committee shall periodically meet separately with management, with the internal auditors and with the outside auditors.

16.
The Committee shall conduct an annual review of the Corporate Governance Guidelines of the Company and recommend to the Corporate Governance and Nominating Committee of the Board any changes it deems necessary.

Composition and Membership

The Committee shall be comprised of not less than three members of the Board. Each member of the Committee must qualify as an “independent director” (as defined in the Corporate Governance Guidelines of the Company) and satisfy applicable law, the rules of the Securities and Exchange Commission and the listing requirements of any exchange on which the common stock or any other equity securities of the Company are listed with respect to membership on the Committee. The Committee’s composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members of the Committee will be:

1.	Directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

2.
Directors who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will be an “audit committee financial expert” (as defined in the rules under the Sarbanes-Oxley Act of 2002).

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3.
Directors who do not receive compensation from the Company other than directors’ fees for service as a director of the Company, including compensation for serving on the Committee or any other committee of the Board and regular benefits that other directors receive.

Meeting Schedule

The Committee shall schedule at least four meetings annually and otherwise, as circumstances require. Minutes of all meetings shall be kept. The Chairman of the Committee, on behalf of the Committee, shall regularly report on the Committee’s activities and actions to the Board to the extent considered necessary and appropriate.

Maintenance of Audit Committee Charter and Performance Evaluation

The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Board any changes thereto that the Committee deems necessary. This Charter shall be included in the Company’s proxy statement once every three years. At least annually, the Committee shall also conduct a performance evaluation of the Committee and report the results of such evaluation to the Chair of the Corporate Governance and Nominating Committee.

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Exhibit B

TOYS “R” US, INC.
Corporate Governance and Nominating Committee Charter

Scope and Purpose

The primary purpose of the Committee (the “Committee”) is to review as appropriate the corporate governance practices and related governance structures of Toys “R” Us, Inc. (the “Company”), to conduct an annual performance evaluation of each member of the Board of Directors of the Company (the “Board”) and an annual evaluation of the committees of the Board, and to consider and review candidates for election to the Board.

Committee Responsibilities

The Committee shall fulfill its responsibilities by establishing and maintaining the Corporate Governance Guidelines of the Company (as they may be amended from time to time, the “Corporate Governance Guidelines”). The Committee shall also annually review the Corporate Governance Guidelines and make recommendations to the Board in respect of any changes the Committee deems necessary. In addition, the Committee shall periodically review as appropriate the Company’s compliance with the Corporate Governance Guidelines, and the Committee shall consider and review candidates for election to the Board.

The Committee’s responsibilities shall include:

•
Evaluating the Corporate Governance Guidelines, the charters of the committees of the Board and the Company’s code of ethical standards and business conduct to the extent required to do so by applicable law or regulation.

•
Requesting that management, periodically, report to the Committee as to whether the Company has publicly disclosed any waivers for executive officers or members of the Board from the provisions of the Company’s code of ethical standards and business conduct to the extent the Company is required to do so by applicable law or regulation.

•	Establishing the criteria and implementing the process by which the Board shall conduct its annual self-evaluation.

•	Conducting an annual review of each Board member and establishing the criteria and implementing the process by which the Committee shall conduct such review.

•
Conducting an annual review of each committee’s contribution to the Company, including a review of each committee’s objectives, as stated at the beginning of each fiscal year, and a comparison of those stated objectives to the results and time expended to achieve such results at the end of that year.

•	Reviewing the continued appropriateness of Board membership if a Board member has a material change in employment circumstances.

•
To the extent that the Board needs to make a determination as to whether a relationship is material for purposes of determining whether a director is deemed to be an “independent director” under the Corporate Governance Guidelines, the Committee shall review that matter and make a recommendation to the Board based upon that review. The decision of the Board (other than the director whose independence is being determined) with respect to such determination shall be conclusive.

•
To the extent that the Board needs to make a determination in respect of any director’s involvement or interest in any matter of “interest” (as defined in the Corporate Governance Guidelines) in which a director is considered to be “interested” (as defined in the Corporate Governance Guidelines), the Committee shall evaluate that matter and advise the Board of the nature of the “interest” based upon that review. The decision of a majority of the disinterested directors of the Company with respect to such determination shall be conclusive.

B-1

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•	Periodically reviewing as appropriate the Company’s compliance with the Corporate Governance Guidelines.

•	Identifying, screening, considering and making recommendations to the Board concerning the nomination of individuals for election as directors of the Company at the annual meeting of stockholders.

•
Identifying, screening, considering and making recommendations to the Board concerning the nomination of individuals to be elected as directors of the Company to fill any additional directorships resulting from vacancies which may arise from time to time or to fill any additional directorships resulting from an increase in the number of directors on the Board.

•	Assessing the appropriate balance of skills and characteristics required of Board members.

•	After consultation with the Chair of the Board, making recommendations to the Board with respect to the assignment of Board members to various committees.

•
Along with the Chair of the Board, conducting an annual review of committee assignments with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

•	Conducting an annual review of the Corporate Governance Guidelines and recommending to the Board any changes it deems necessary to the Corporate Governance Guidelines.

When formulating its Board membership recommendations, the Committee shall consider, among other things, the Board Composition section of the Corporate Governance Guidelines and any advice and recommendations offered by the Chief Executive Officer or the stockholders of the Company. The Committee may seek the assistance of, and shall have the sole authority to retain and terminate and to approve the fees and other retention terms of, outside consultants and legal counsel to assist the Committee in performing its functions.

Composition and Membership

The Committee shall be comprised of at least three members elected by the Board. Each member of the Committee must (i) qualify as an “independent director” (as defined in the Corporate Governance Guidelines), and (ii) satisfy the listing requirements of any exchange on which the shares of the Company are listed with respect to membership on the Committee. Any member of the Committee may be removed from the Committee, with or without cause, by resolution of the Board.

Meeting Schedule

The Committee shall meet at least three times annually and otherwise as circumstances require. The Secretary of the Company shall keep the minutes of all meetings. The Chair of the Committee shall report on the Committee’s activities and actions to the Board as considered necessary.

Maintenance of the Committee’s Charter

The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Board any changes thereto that the Committee deems necessary.

B-2

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Exhibit C

TOYS “R” US, INC.
Executive Committee Charter

Scope and Purpose

The primary purpose of the Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Toys “R” Us, Inc. (the “Company”), when the Board is not in session, by the limited exercise of all the powers and authority of the Board.

Committee Responsibilities

When the Board is not in session, the Committee may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, except as such powers and authority are limited by law, the Certificate of Incorporation of the Company, as amended, or the By-Laws of the Company, as amended, and except as such powers and authority are limited from time to time by resolution of the Board. In addition, the Committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock. The Committee shall conduct an annual review of the Corporate Governance Guidelines of the Company and recommend to the Corporate Governance and Nominating Committee of the Board any changes it deems necessary. The Committee may retain outside consultants and legal counsel to assist the Committee in performing its functions.

Composition and Membership

The Committee shall be comprised of at least four members elected by the Board, one of whom shall be the Chair of the Board. Any member of the Committee may be removed from the Committee, with or without cause, by resolution of the Board.

Meeting Schedule

The Committee shall meet at least annually and otherwise as circumstances require. The Secretary of the Company shall keep the minutes of all meetings. The Chair of the Committee shall report on the Committee’s activities and actions to the Board at the next meeting of the Board.

Maintenance of Executive Committee Charter and Performance Evaluation

The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Board any changes thereto that the Committee deems necessary. At least annually, the Committee shall also conduct a performance evaluation of the Committee and report the results of such evaluation to the Chair of the Corporate Governance and Nominating Committee.

C-1

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Exhibit D

TOYS “R” US, INC.
Compensation and Organizational Development Committee Charter

Scope and Purpose

The primary purpose of the Compensation and Organizational Development Committee (the “Committee”) is to oversee and review the overall compensation and benefits policies of Toys “R” Us, Inc. (the “Company”) for, and to set compensation levels for, officers (as defined for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of the Company (“Executive Officers”), other specified key employees of the Company and its subsidiaries as determined by the Committee after consultation with the Chief Executive Officer (such key employees, the “Key Employees”) and members of the Board of Directors of the Company (“Directors”), to work with the Chief Executive Officer as he or she establishes and maintains the most efficient and desirable organizational structure for the Company and to assist the Chief Executive Officer in connection with organizational development and management succession planning.

Committee Responsibilities

The Committee shall have specific policy responsibility for (i) establishing, and reviewing the interpretation, implementation and administration of (A) all aspects of remuneration, including compensation and benefits, of all Executive Officers of the Company, including that of the Chief Executive Officer, any other Key Employees, and all Directors and (B) all other compensation and benefit policies, plans (and related trusts) and practices of the Company that relate to the issuance of equity securities of the Company to Executive Officers, Key Employees, other employees of the Company or any of its subsidiaries, or Directors, (ii) working with the Chief Executive Officer as he or she establishes and maintains the most efficient and desirable organizational structure for the Company, and (iii) assisting the Chief Executive Officer in connection with organizational development and management succession planning. The Committee shall also make recommendations to the Board from time to time with respect to any incentive-compensation plans of the Company or any of its subsidiaries to the extent required by applicable law or regulation or by the terms of such plans.

The Committee’s responsibilities shall include, but not be limited to:

•
Establishing and reviewing the administration of the compensation and benefits policies, plans (and related trusts) and practices for Executive Officers, Key Employees and Directors, and determining eligible Executive Officers, Key Employees and Directors and the type, amount and timing of such compensation and benefits.

•
Reviewing, on an on-going basis, such policies, plans (and related trusts) and practices described in the preceding paragraph, and adopting or, where required by applicable law, recommending for Board and stockholder approval, amendments to such policies, plans (and related trusts) and practices or new policies, plans (and related trusts) and practices.

•	Reviewing and affirming all contractual employment and compensation arrangements for Executive Officers and Directors.

•
Establishing annual and long-term performance criteria and goals at the beginning of each performance period, and reviewing results achieved at the end of each performance period for Executive Officers, including an assessment of the Company’s compensation philosophy pursuant to provisions of the Internal Revenue Code governing the deductibility of certain compensation to highly compensated employees.

•
Making individual compensation determinations, including, but not being limited to, salary, annual and long-term incentive awards of cash and stock, stock option grants, and the totals thereof, with respect to the Chief Executive Officer and Directors, and upon the recommendation of the Chief Executive Officer with respect to other Executive Officers and Key Employees.

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•	Annually determining the Chief Executive Officer’s compensation in connection with the annual evaluation of the Chief Executive Officer described below.

•
Assisting the Chief Executive Officer in connection with organizational development and management succession planning to facilitate the continuance of management talent that allows the Company to fulfill its mission. The Committee shall periodically review the Company’s plans for the development of the Company’s management team. The Committee, along with the Chief Executive Officer, shall also review and analyze the Company’s management and organizational structure, and review management’s succession plan to ensure the orderly succession of senior and mid-level managers throughout the Company, which plan shall be reviewed by the Board and reviewed periodically thereafter by the Committee and the Chief Executive Officer.

•
Establishing and reviewing the administration of any compensation and benefit policies, plans (and related trusts) and practices of the Company that relate to the issuance of equity securities of the Company to Executive Officers, Key Employees, any other employees of the Company or any of its subsidiaries, or Directors, and determining eligible Executive Officers, Key Employees, other employees and Directors and the type, amount and timing of such compensation and benefits.

•
Reviewing, on an on-going basis, such policies, plans (and related trusts) and practices described in the preceding paragraph, and adopting or, where required by applicable law, recommending for Board and stockholder approval, amendments to such policies, plans (and related trusts) and practices or new policies, plans (and related trusts) and practices.

•
Making recommendations to the Board from time to time with respect to any incentive-compensation plans of the Company or any of its subsidiaries to the extent required by applicable law or regulation or by the terms of such plans.

•
Overseeing compliance with respect to compensation disclosure and reporting requirements under applicable laws, rules and regulations and preparing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

•	Conducting an annual review of the Corporate Governance Guidelines of the Company and recommending to the Corporate Governance and Nominating Committee of the Board any changes it deems necessary.

In discharging these responsibilities for Executive Officers, Key Employees or, as the case may be, other employees of the Company and its subsidiaries, the Committee shall consider, among other factors, individual, business unit, subsidiary and Company strategic progress and performance relative to prior years’ results, economic and business conditions, annual and long-term goals, comparative/competitive pay and performance levels, the importance of providing a carefully determined mix of long-term and short-term incentives that avoid undue emphasis on short-term market value changes, and the needs of the Company and its subsidiaries to attract and retain management and personnel talent.

At or near the beginning of each fiscal year, the Committee shall meet with the Chief Executive Officer to develop appropriate goals and objectives for such fiscal year, which goals shall then be discussed with and recommended to the entire Board. At year end, the Committee shall evaluate the performance of the Chief Executive Officer in meeting those goals and objectives. The Chair of the Committee, along with the Chair of the Corporate Governance and Nominating Committee, shall be responsible for ensuring that the Committee’s evaluation of the Chief Executive Officer’s performance is communicated to the Chief Executive Officer. The Committee shall use such evaluation in determining the Chief Executive Officer’s compensation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers of comparable companies and the awards given to the Company’s Chief Executive Officer in past years.

All of the Committee’s compensation determinations shall be treated as confidential personnel matters except as the Committee or the Board deems appropriate to communicate to the stockholders of the Company, or as required by law or regulation. All of the Committee’s compensation determinations with regard to the

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compensation of the Chief Executive Officer, and as the Committee deems appropriate with regard to the compensation of any other employees of the Company and its subsidiaries, shall be communicated to the Board.

The Committee shall annually review the appropriateness and competitiveness of the structure and level of the compensation of non-employee members of the Board. In discharging these responsibilities for non-employee members of the Board, the Committee shall consider, among other factors, board compensation policies of other corporations and “best practices” for such compensation, the responsibilities assumed by Board members and the commitment required of members of the Board in fulfilling their responsibilities to the stockholders. Based upon the Committee’s recommendations or recommendations by outside executive compensation advisors, the Committee shall recommend compensation arrangements for non-employee Directors for approval by the full Board of Directors.

To the extent permitted by applicable law or regulation, the Chair of the Committee, after consultation with the Chief Executive Officer to the extent necessary and appropriate, may take actions related to the responsibilities of the Committee so long as such actions by the Chair are subject to obtaining the approval of the Committee.

The Committee may seek the assistance of, and shall have the sole authority to retain and terminate and to approve the fees and other retention terms of, outside executive compensation advisors and legal counsel to assist the Committee in performing its functions.

Composition and Membership

The Committee shall be comprised of at least three members elected by the Board. Each member of the Committee must (i) qualify as an “independent director” (as defined in the Corporate Governance Guidelines of the Company), (ii) satisfy the listing requirements of any exchange on which the shares of the Company are listed with respect to membership on the Committee, and (iii) qualify as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any member of the Committee may be removed from the Committee, with or without cause, by resolution of the Board.

Meeting Schedule

The Committee shall meet at least annually and otherwise as necessary. The Secretary of the Company shall keep the minutes of all meetings. The Chair of the Committee shall report on the Committee’s activities and actions to the Board as considered necessary.

Maintenance of the Committee’s Charter

The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Board any changes thereto that the Committee deems necessary. At least annually, the Committee shall also conduct a performance evaluation of the Committee and report the results of such evaluation to the Chair of the Corporate Governance and Nominating Committee.

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Exhibit E

AMENDED AND RESTATED
CORPORATE GOVERNANCE GUIDELINES
OF
TOYS “R” US, INC.

Adopted as of March 4, 2003

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TOYS “R” US, INC.
Amended and Restated Corporate Governance Guidelines

The following Amended and Restated Corporate Governance Guidelines (the “Guidelines”), which amend, restate and supersede the previously adopted Toys “R” Us, Inc. Amended and Restated Corporate Governance Guidelines, have been adopted by the Board of Directors (the “Board”) of Toys “R” Us, Inc. (the “Company” or “Toys “R” Us”) to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, and to enhance stockholder value over the long term. These Guidelines are a statement of policy and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or By-laws of the Company. The Guidelines are subject to periodic review by the Corporate Governance and Nominating Committee of the Board and to modification from time to time by the Board.

BOARD COMPOSITION

1.	Selection of Chair of the Board and Chief Executive Officer

The Board shall be free to choose its Chair in any way that seems best for the Company at any given point in time. The Board believes, however, that if the offices of the Chief Executive Officer and Chair of the Board are filled by different people, the Chair of the Board should be selected from the non-employee directors.

2.	Size of the Board

The Board believes that it should generally have no fewer than nine and no more than eleven directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability.

3.	Selection of New Directors

The entire Board shall be responsible for nominating candidates for election to the Board at the Company’s annual meeting of stockholders and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. When formulating its Board membership recommendations, the Corporate Governance and Nominating Committee shall also consider any advice and recommendations offered by the Chief Executive Officer or the stockholders of the Company or any outside advisors the Corporate Governance and Nominating Committee may retain.

4.	Board Membership Criteria

Nominees for director shall be selected on the basis of broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness to attend Board meetings regularly and otherwise devote adequate time to Board duties, including the advance review of Board meeting materials.

The Corporate Governance and Nominating Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

The Board shall be committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise.

Each director shall be expected to have purchased at least 1000 shares of stock within (1) year of first becoming a Board member.

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5.	Percentage of Independent Directors on Board

Independent directors shall constitute a substantial majority of the Board. The Board should be encouraged to invite senior management to attend board meetings, but Company executives should understand that board membership is generally limited to outside directors. No more than two Company employees may serve on the Board at the same time.

6.	Board Definition of Director Independence

An independent director is one who is free from any relationship that would interfere with the exercise of independent judgment as a director. No officer or employee of Toys “R” Us or its subsidiaries nor any immediate family member of any officer or employee of Toys “R” Us or its subsidiaries shall qualify as an independent director. A director who is an employee of another corporation where any of the Company’s executive officers serves on that corporation’s compensation committee or who has an immediate family member who is such an employee shall not qualify as an independent director. An individual (a) who is a partner, controlling stockholder, or officer of an organization that has a relationship with the Company that is material either to the director or to the Company or (b) who has a direct relationship with the Company that is material either to the director or to the Company, may not serve as an independent member of the Board. A director who is, or who has an immediate family member who is, affiliated with or employed by a present or former outside auditor of the Company or any of its affiliates shall not qualify as an independent director. The materiality of the relationship shall be evaluated in the first instance by the Corporate Governance and Nominating Committee, and it shall advise the Board whether the director has any material relationship with the Company which would interfere with that director’s independence. Following receipt of such advice, the Board (other than the director whose independence is being determined) shall make the determination as to whether the director is independent, and its determination shall be final. Further, an individual may not serve as an independent member of the Board for a period of five years following the termination of any of the relationships delineated above unless the Board expressly determines otherwise, provided that a director who serves as an interim Chair of the Board or Chief Executive Officer and subsequently discontinues such service shall not be considered a former employee for purposes of the second sentence of this Section 6 as a result of such service and shall be deemed an independent director immediately after such service as interim Chair or Chief Executive Officer ends so long as the director meets the other independence requirements described herein. The Company shall publicly disclose in its annual proxy statement the Board’s affirmative determination as to whether individual directors have a material relationship with the Company and are deemed “independent” by the Board, along with the criteria used to evaluate the independence of the members of the Board. For purposes of this Section 6, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in- law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than an employee) who shares such person’s home.

7.	Chair of the Audit, Compensation and Organizational Development, and Corporate Governance and Nominating Committees

The Chair of the Audit Committee, the Compensation and Organizational Development Committee and the Corporate Governance and Nominating Committee shall each be an independent director.

8.	Retirement Age

No director after having attained the age of 72 years shall be nominated for re-election or reappointment to the Board, without the prior approval of the Corporate Governance and Nominating Committee.

9.	Directors Who Change Their Present Job Responsibility

The Corporate Governance and Nominating Committee shall review the continued appropriateness of Board membership if a Board member has a material change in employment circumstances and the affected director shall be expected to act in accordance with the Corporate Governance and Nominating Committee’s recommendation.

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10.	Term Limits

The Board does not mandate term limits for its directors.

11.	Board Compensation

The Company’s employees shall not receive additional compensation for their service as directors. Director compensation shall be reviewed annually as determined by the Compensation and Organizational Development Committee. In discharging these responsibilities for non-employee members of the Board, the Compensation and Organizational Development Committee shall consider the factors and follow the process set forth in its charter.

The Company believes that compensation for non-employee directors should be competitive. Further, the Company believes it is in the best interest of its shareholders that a portion of annual director compensation be paid in Company stock.

12.	Evaluation of Board

The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole. The Corporate Governance and Nominating Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation.

13.	Evaluation of Committees of the Board

The Corporate Governance and Nominating Committee shall conduct an annual review of each committee’s contribution to the Company. In its review of the committees, the Corporate Governance and Nominating Committee shall review each committee’s objectives, as stated at the beginning of each fiscal year, and compare those stated objectives to the results and time expended to achieve such results at the end of that year.

14.	Evaluation of Board Members

The Corporate Governance and Nominating Committee shall conduct an annual review of each Board member. It shall be responsible for establishing the evaluation criteria and implementing the evaluation process.

15.	Board Contact with Senior Management

Board members shall have complete access to management. Board members shall use sound business judgment to ensure that such contact is not distracting, and, if in writing, shall be copied to the Chief Executive Officer and the Chair of the Board.

Furthermore, the Board encourages senior management, from time to time, to bring employees into Board meetings who: (a) can provide additional insight concerning the items being discussed because of personal involvement in these areas; (b) represent significant aspects of the Company’s business; and (c) assure the Board of exposure to employees with future potential to assure adequate plans for management succession within the Company.

16.	Board Interaction with Institutional Investors and Press

The Board believes that management generally should speak for the Company, consistent with all regulations governing such communications and with common sense. Unless otherwise agreed to or requested by the Chair, each director shall refer all inquiries from institutional investors and the press to designated members of senior management or to the Chair.

BOARD MEETINGS

17.	Frequency of Meetings

There shall be at least five regularly scheduled meetings of the Board each year.

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18.	Selection of Agenda Items for Board Meetings

The Chair of the Board, in consultation with the Corporate Secretary and the Chief Executive Officer, shall annually prepare a “Board of Directors Master Agenda.” This Master Agenda shall set forth a minimum agenda of items to be considered by the Board at each of its specified meetings during the year. Each meeting agenda shall include an opportunity for each committee chair to raise issues or report to the Board. Thereafter, the Chair of the Board, and the Chief Executive Officer, may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda.

Upon completion, a copy of the Master Agenda shall be provided to the entire Board. Each Board member shall be free to suggest inclusion of items on the Master Agenda for any given meeting. Thereafter, any Board member may suggest additional subjects that are not specifically on the agenda for any particular meeting. In that case, the Board member should contact the Chair or the Secretary at least ten days prior to the relevant meeting.

19.	Strategic Discussions at Board Meetings.

At least one Board meeting will be primarily devoted to long-range strategic and operating plans and overall corporate strategy and developing specific operating priorities to effectuate those strategic and operating plans, the progress of which plans shall be reviewed periodically at subsequent Board meetings. Following the Board’s annual strategic planning meeting, the Board shall review the progress of one or more strategic initiatives at each scheduled meeting. In addition, the Board will annually review the Company’s overall annual performance, review and consider the following year’s operating budget and capital expenditures plan and establish specific criteria against which the Company’s performance will be evaluated for that following year.

20.	Executive Sessions.

The Board shall meet in executive session, without the presence of the Company’s officers, on at least two occasions each year.

21.	Board Materials Distributed in Advance

Information and data is important to the Board’s understanding of the business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting will be distributed in writing to the Board in advance of the meeting unless doing so would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

COMMITTEE MATTERS

22.	Number and Names of Board Committees

The Company shall have four standing committees: Audit, Corporate Governance and Nominating, Compensation and Organizational Development, and Executive. The duties for each of these committees shall be outlined in each of the committee’s charter and by resolution of the Board. The Board may form a new committee or disband a current committee depending on circumstances.

23.	Independence of Audit, Corporate Governance and Nominating and Compensation and Organizational Development Committee

The Audit, Corporate Governance and Nominating, and Compensation and Organizational Development committees shall be composed entirely of independent directors.

24.	Assignment of Committee Members

The Corporate Governance and Nominating Committee shall be responsible, after consultation with the Chair of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Corporate Governance and Nominating Committee’s

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recommendations, the Board shall be responsible for appointing the Chairs and members to the committees on an annual basis.

The Chair of the Board and the Corporate Governance and Nominating Committee shall annually review the Committee assignments with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

25.	Annual Review by Committee

Each Board Committee shall annually review its charter and recommend to the Board any changes it deems necessary. In addition all Board Committees shall annually review the Corporate Governance guidelines, and recommend to the Corporate Governance and Nominating Committee any changes it deems necessary. In addition to its charter, the Corporate Governance and Nominating Committee will annually review the Corporate Governance Guidelines and recommend to the full Board any changes it deems necessary.

LEADERSHIP DEVELOPMENT

26.	Evaluation of Chief Executive Officer

The Board shall conduct an ongoing evaluation of the Chief Executive Officer. The evaluation of the Chief Executive Officer is accomplished through the following process:

•
The Chief Executive Officer meets with the Compensation and Organizational Development Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

•	At year end, the Compensation and Organizational Development Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

•
The Chairs of the Compensation and Organizational Development Committee and the Corporate Governance and Nominating Committee are responsible for ensuring that the evaluation is communicated to the Chief Executive Officer.

•	The Compensation and Organizational Development Committee uses this evaluation in determining the Chief Executive Officer’s compensation.

All such evaluations and compensation determinations shall be treated as confidential personnel matters except as the Compensation and Organizational Development Committee or the Board deems appropriate to communicate to the stockholders of the Company, or as required by law or regulation.

27.	Succession Planning

The Company understands the importance of succession planning. Therefore, the Compensation and Organizational Development Committee, along with the Chief Executive Officer, shall analyze the Company’s management and organizational structure and review management’s succession plan for the orderly succession of senior and mid-level managers throughout the Company. The plan shall then be reviewed by the entire Board, and reviewed periodically thereafter.

28.	Management Development

The Board, with the assistance of the Compensation and Organizational Development Committee, shall periodically review the Company’s plans for the development of the Company’s management team.

29.	Interpretation

In cases where the Chair of the Board and the Chief Executive Officer are the same individual, procedures calling for consultation or communications between such positions need not be followed.

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CONFLICTS OF INTEREST

30.	Interest Matters

If a director, directly or indirectly, has a financial or personal interest in a contract or transaction to which the corporation is to be a party, or is contemplating entering into a transaction that involves use of corporate assets or competition against the corporation, the director is considered to be “interested” in the matter. The director should contact the Chief Executive Officer, the Corporate Secretary or the Chairman of the Corporate Governance and Nominating Committee. The director’s involvement or interest will be reviewed by the Company’s General Counsel, and then referred for evaluation by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate by transaction all matters of “interest” in connection with any director’s involvement in any matter in which a director is considered to be “interested,” and advise the Board of the nature of the “interest.” Following receipt of such advice, a majority of the disinterested members of the Board shall decide whether a director has an “interest” in any matter before the Board, and its decision shall be final. Interested directors shall not participate in any discussion or any vote relating to the matter in which they have been deemed to be interested.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

31.	Orientation and Continuing Education

The Corporate Secretary or any other appropriate officer of the Company shall meet with new members of the Board to provide an orientation program designed to assist such new directors in becoming fully informed as to their responsibilities as a member of the Board and the means at their disposal for the effective discharge of those responsibilities. Such orientation program shall also inform new directors as to the businesses of the Company and the manner in which the Company prepares its financial statements. The Corporate Secretary or such other officer of the Company shall periodically inform members of the Board about continuing education programs that are available for corporate directors and shall further their continuing education as responsible Board members by periodically distributing to members of the Board materials that are educational, informational and relevant to their responsibilities as directors of the Company, or obtaining subscriptions for Board members to such publications.

INDEPENDENT ADVISORS

32.	Access to Independent Advisors

The Board may retain independent advisors as necessary and appropriate to assist the Board in performing its functions.

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Exhibit F

AMENDED AND RESTATED TOYS “R” US, INC.

MANAGEMENT INCENTIVE COMPENSATION PLAN

EFFECTIVE AS OF FEBRUARY 2, 2003

This Exhibit highlights the amendments to the Amended Incentive Plan discussed elsewhere in this Proxy Statement that were not part of the original Incentive Plan as approved by stockholders on June 4, 1997.

1.	DEFINITIONS

“Award” shall mean the amount payable to a Participant as determined by the Committee in accordance with this Plan as an incentive bonus for any one or more Fiscal Years.

“Base Amount” shall have the meaning ascribed thereto in Section 4(b) hereof.

“Base Salary Percentage” shall have the meaning ascribed thereto in Section 4(c) hereof.

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and references to particular provisions of the Code shall include any amendments thereto or successor provisions and any final, temporary or proposed rules and regulations promulgated thereunder.

“Committee” shall mean the ~~Management~~ Compensation and ~~Stock Option~~ Organizational Development Committee of the Board of Directors or any other duly established committee or subcommittee of the Board of Directors, in each case satisfying the requirements of Section 162(m)(4)(C) of the Code that the Board of Directors hereinafter determines shall act as the Committee for purposes of the Plan.

“Company” shall mean Toys“R” Us, Inc., a Delaware corporation.

“Covered Employee” shall mean, with respect to a Fiscal Year, any Participant who is ~~designated by theCommittee, prior to the Determination Date (defined below), to be~~ a “covered employee” within the meaning of Section 162(m) of the Code.

~~“Pool Amount,~~“Covered Employee Group Limit,” for any Fiscal Year, shall mean 0.5% of the consolidated pre-tax earnings of the Company, determined in accordance with generally accepted accounting principles consistently applied.

“Covered Employee Individual Limit,” for any Fiscal Year, shall mean 40% of the Covered Employee Group Limit.

“Fiscal Year” shall mean the fiscal year of the Company ending on the Saturday closest to January 31 or such other period which the Company may hereafter adopt as its fiscal year.

“Participant” shall mean each management employee of the Company or its subsidiaries or divisions who have been designated for participation in the Plan by the Committee in accordance with Section 4 hereof.

~~“Financial~~Performance Goals” shall have the meaning ascribed thereto in Section 4(a) hereof.

“Plan” shall mean ~~this~~ the Amended and Restated Toys“R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003, as it may be amended from time to time.

“Target” shall have the meaning ascribed thereto in Section 4(a) hereof.

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2.	PURPOSE

The purpose of the Plan is to permit the Company, through awards of incentive compensation, to attract and retain qualified management employees, to motivate such management employees to achieve maximum profitability and stockholder returns and to encourage stock ownership to further align the interests of management with the Company’s stockholders.

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amount of any Awards (subject to the terms and conditions hereof) and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, any Participants, former Participants or their designated beneficiaries, and other employees of the Company and its subsidiaries. No member of the Committee shall be eligible to participate in the Plan.

4.	DETERMINATION OF TARGET, BASE AMOUNT AND BASE SALARY PERCENTAGE

Prior to the ~~beginning of each Fiscal Year (or with respect to the Fiscal Year ending January 28, 1995, priorto April 1, 1994)~~end of the ninety day period commencing on the first day of each Fiscal Year, or prior to any later date to the extent the determinations set forth in this Section 4 may be made ~~prior to a later date~~ hereunder without causing any Award to fail to qualify as performance-based compensation under Section 162(m) of the Code or any earlier date for any performance period that is less than a Fiscal Year (the “Determination Date”), the Committee shall select the Participants for the Fiscal Year (or portion thereof) or Years to be covered by any Award or Awards and adopt in writing, with respect to each Participant, each of the following:

(a) one or more Targets, which shall be equal to a desired level or levels for any Fiscal Year or Years of any or a combination of the following criteria on an absolute or relative basis,and, where applicable, measured before or after interest, depreciation, amortization and service fees, ~~extraordinary items and/or special items:~~ (i) pre-tax earnings, (ii) operating earnings, (iii) after-tax earnings, (iv) return on investments, (v) earned value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow return on investments, (ix) return on assets or return on net assets, (x) return on capital, (xi) return on equity, (xii) return of sales, (xiii) operating margin ~~or~~, (xiv) total shareholder return or stock price appreciation(collectively, the“Financial, (xv) expense reduction, (xvi) customer satisfaction, (xvii) associate satisfaction, (xviii) litigation, (xix) human resources, (xx) government relations, (xxi) product development or (xxii) product market share (collectively, the “Performance Goals” ), in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a consolidated basis; provided, however, that, ~~with respect to Participants who are employees of any of the Company’s divisions, theFinancial~~ Performance Goals may be based on divisional or individual results underlying these Performance Goals rather than consolidated results, or a combination of the ~~two~~ three;

(b) a Base Amount, with respect to each Target, based upon one or more ~~Financial~~ Performance Goals, representing a minimum amount which, if not exceeded, would result in no Award being made to the Participant; and

(c) a Base Salary Percentage, representing the percentage of the Participant’s base salary in effect at the time a Target is established, which shall be payable as an Award in the event that 100% of the Participant’s Target is achieved.

The Committee is authorized to make adjustments in the method of calculating attainment of performance objectives for all Participants (including Covered Employees) as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to exclude restructuring and/or other nonrecurring charges; (iii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iv) to exclude the effects of changes to generally accepted accounting standards required

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by the Financial Accounting Standards Board; (v) to exclude the effects to any statutory adjustments to corporate tax rates; (vi) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (viii) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

If for any Fiscal Year the Committee determines to use at least one Target to be measured over less than the entire Fiscal Year, then bonus payable under the Plan with respect to that Target shall be the bonus, if any, calculated for such short performance period. In that case, on or before the date that represents twenty-five percent of the total number of days in such short performance period, the Committee shall identify in writing the Target, the Base Amount and Base Salary applicable to such period.

The Committee shall also determine on each Determination Date for each Participant a mathematical formula or matrix which shall indicate the extent to which Awards will be made if the Base Amount is exceeded, including if the Target is attained or exceeded, and the Committee may also determine on any Determination Date alternative formulas or matrices to account for potential or anticipated significant transactions or events during such Fiscal Year or Years.

5.	CALCULATION OF AWARDS; CERTIFICATION

As soon as practicable after the close of the last Fiscal Year with respect to any Target, the Committee shall determine with respect to each Participant whether and the extent to which the applicable Base Amount is exceeded, including the extent to which, if any, such Target was attained or exceeded. Each Participant’s Award, if any, shall be determined in accordance with the mathematical formula or matrix determined pursuant to Section 4, and subject to the limitations set forth in Section 6 hereof. The Committee shall certify in writing to the Board of Directors the amounts of such Awards and whether each material term of the Plan relating to such Awards has been satisfied.

6.	LIMITATIONS WITH RESPECT TO AWARDS

Each Award determined pursuant to Section 5 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

(a) No Participant shall have any right to receive payment of any Award unless the Participant remains in the employ of the Company or its subsidiaries through the date of certification of such Award; provided, however, that the Committee may, in its sole discretion, pay all or part of an Award to any Participant whose employment with the Company or its subsidiaries is terminated prior to such date of certification for any reason. The determination of the Committee shall be final and conclusive.

(b) In no event shall Covered Employees, as a group, receive Awards in excess of the ~~100%of the Pool Amount~~ Covered Employee Group Limit for the Fiscal Year preceding the Fiscal Year in which the Committee makes the certification required by Section 5 with respect to such Awards and in no event shall any Covered Employee receive aggregate Awards in excess of ~~35% of the Pool Amount~~ the Covered Employee Individual Limit for such preceding Fiscal Year. ~~Each~~ The Covered Employee Group Limit shall be applied before the Covered Employee Individual Limit. In the event that the Covered Employee Group Limit is exceeded, each Covered Employee’s Award shall be reduced pro rata ~~in the event that the foregoing 100% limitation is exceeded.~~ as necessary so that the aggregate Awards do not exceed the Covered Employee Group Limit. Any forfeiture required by application of the Covered Employee Group Limit or the Covered Employee Individual Limit will not increase any the Award payable to any Covered Employee under the Plan.

(c) The Committee may, in its sole discretion, (i) increase or decrease the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of such increase or (ii) decrease the Award payable to any Covered Employee (or increase such Award to the extent permitted under Section 162(m) of the Code), in each case, to reflect the individual

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performance and contribution of, and other factors relating to, such Participant. The determination of the Committee shall be final and conclusive.

7.	PAYMENT OF AWARDS

Subject to the limitations of Section 6 hereof, each Participant shall receive, as soon as practicable after the amount of such Participant’s Award for any Fiscal Year or Years has been determined and certified in accordance with Section 5 hereof, the amount of such Award in cash or common stock of the Company. The Participant receiving such Award shall designate the percentage of the Award to be received in Common Stock of the Company. Such designation shall be made by the Participant on a form prescribed by the Committee and on terms and conditions determined by the Committee. A Participant designation shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate the percentages of the Award to be received in cash and common stock of the Company, then the Award shall be made in cash. The Committee may, in its discretion, provide that if any Covered Employee would receive from the Company during the year that the Award is granted total compensation, including the amount of the Award, in excess of $1,000,000 and the Company would not be entitled to a deduction for Federal income tax purposes with respect to all or a portion of such excess as a result of the application of Section 162(m) of the Code, then the Award for such Covered Employee may be deferred, but only to the extent necessary to preserve the deductibility of the Award for Federal income tax purposes. Any Award (or portion thereof) so deferred shall be paid in cash or common stock of the Company as soon as possible consistent with preserving the deductibility of such Award (or portion thereof) for Federal income tax purposes.

8.	DESIGNATION OF BENEFICIARY

A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant’s death prior to the payment of any Award earned hereunder, shall receive such payment when due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the designated beneficiary dies prior to the payment of any Award, any amounts remaining to be paid shall be paid to the Participant’s estate.

9.	ADJUSTMENTS

If any Target or other criterion upon which Awards for any Fiscal Year or Years is based shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual or unplanned items) which in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Target or criterion for such Fiscal Year or Years (and subsequent Fiscal Years, as appropriate) and make credits, payments and reductions accordingly under the Plan; provided, however, that the Committee shall not have the authority to make any such adjustments with respect to Awards paid to any Participant who is at such time a Covered Employee.

10.	AMENDMENTS

The Committee may at any time amend this Plan, provided that no such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Fiscal Year in which such amendment is made or any prior Fiscal Year, except any such amendment which may be made without the loss of any tax deduction to the Company under Section 162(m) of the Code.

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11.	TERMINATION

The Board of Directors may terminate this Plan at any time; provided, however, that any Award determined and certified pursuant to Section 5 hereof but not yet paid as of the date of such termination shall be paid as soon as practicable, but in no event later than 30 days after the date of such termination, unless such payment has been deferred in accordance with the terms and conditions designated by the Committee. In no event shall the Committee determine performance criteria for a Covered Employee to earn incentive compensation under this Plan at any time after the annual shareholders’ meeting of the Company in 2008.

12.	SEPARABILITY

If the terms, conditions or administration of the Plan conflicts with the requirements of Section 162(m) of the Code, then any payments made with respect to such terms, provisions or administration which are not deductible for purposes of Section 162 of the Code shall not invalidate the remaining portions of thePlan as performance-based compensation under Section 162(m). With respect to Section 162(m), if the Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

13.	NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Committee or the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the grant of stock options and the awarding of stock or cash or other benefits other than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. Any discretionary bonus paid by the Company to a Covered Employee shall not constitute performance-based compensation for purposes of Section 162(m).

14.	MISCELLANEOUS PROVISIONS

(a) This Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to be paid an Award under this Plan until the amount of such Award shall have been determined and certified in accordance with Section 5 hereof. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant or other employee any right to remain in the employ of the Company or its subsidiaries for any period. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to employees under any other plan, agreement or arrangement.

(b) A Participant’s right and interest in any Award under the Plan may not be assigned or transferred, except as provided in Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company’s obligation under the Plan to pay any Award with respect to such Participant.

(c) The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure payment of Awards.

(d) The Company shall have the right to deduct at the time of payment of any Award any amounts required by law to be withheld for the payment of taxes or otherwise.

(e) If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

(f) Except where federal law is applicable, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

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(g) If any provision of this Plan is found to be illegal or invalid or would cause any Award not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, the Committee shall have discretion to sever that provision from this Plan and, thereupon, such provision shall not be deemed to be a part of this Plan.

(h) No member of the Board of Directors or the Committee, and no officer, employee or agent of the Company or its subsidiaries shall be liable for any act or actions hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

15.	EFFECTIVE DATE

The Plan shall be effective beginning with the Fiscal Year ~~ending January 28, 1995.~~ beginning February 2, 2003. The Plan and any incentive awards granted here under shall be null and void if stockholder approval of the Plan is not obtained at the 2003 annual stockholders’ meeting. The determination and payment of incentive compensation for periods of service prior to such date shall be made under the terms of the Amended and Restated Management Incentive Compensation Plan, as approved by the stockholders on June 4, 1997.

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461 FROM ROAD
PARAMUS, NJ 07652

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ANNUAL MEETING OF STOCKHOLDERS OF

TOYS “R” US, INC.

June 4, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL - Please sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY) - Please call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

- OR -

TO VOTE BY INTERNET - Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

_____	Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.	_____

20903000000000000100 4	060403

The Board of Directors Recommends a Vote“FOR” Items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

The Board of Directors Recommends a Vote “FOR ALL NOMINEES” in Item 1.		The Board of Directors Recommends a Vote “FOR” Item 2.
Item 1. ELECTION OF DIRECTORS				FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES	NOMINEES:	Item 2.	To re-approve the Amended and Restated Toys “R” Us, Inc. Management Incentive Compensation Plan, effective as of February 2, 2003:
RoAnn Costin
WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	John H. Eyler, Jr.	Item 3.	In their discretion upon such other business as may properly be brought before the meeting.
Roger N. Farah
Peter A. Georgescu
FOR ALL EXCEPT (See instructions below)	Cinda A. Hallman	If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to accumulate votes is exercised), FOR Item 1 and Item 2 and will be voted according to the discretion of the proxy holders upon any other business as may properly be brought before the meeting.
Calvin Hill
Nancy Karch
Norman S. Matthews
Arthur B. Newman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold the authority to vote, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign and date above exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such and date above. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0

TOYS “R” US, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2003

The undersigned hereby appoints JOHN H. EYLER, JR. and ARTHUR B. NEWMAN, jointly and severally, proxies with power of substitution, to vote at the Annual Meeting of Stockholders of TOYS “R” US, INC. to be held June 4, 2003 (including adjournments and postponements), with all the powers the undersigned would possess if personally present, as specified on the reverse side with respect to the election of directors (including discretionary authority to accumulate votes) and the other matters to be considered, and in accordance with their discretion on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. In either event, please sign and return this card.

(Continued and to be signed on reverse side)	SEE REVERSE SIDE

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